                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         Storage Technology Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               [STORAGETEK LOGO]

April 16, 2001

Dear StorageTek Stockholder:

     You are invited to attend the 2001 Annual Meeting of Stockholders of Storage Technology Corporation, to be held on Thursday, May 24, 2001, at 10:00 a.m., Central Daylight Time, at The Hyatt Regency Minneapolis on Nicollet Mall, 1300 Nicollet Avenue, Minneapolis, Minnesota.

     I personally look forward to meeting the stockholders who are able to attend the Annual Meeting. The meeting will begin with a formal business session during which stockholders will vote on the proposals identified in the enclosed Notice of Annual Meeting and Proxy Statement. Following this portion of the Annual Meeting, I plan to present a report on our accomplishments during 2000 and our plans for the remainder of 2001. I and other officers of the Company will be available to answer questions of general interest to stockholders.

     The Company will have available at the sign-in desk a copy of the Annual Meeting Agenda and the Annual Meeting Rules of Conduct. The Company intends to conduct the Annual Meeting in the sequence described in the Agenda and to adhere strictly to the Rules of Conduct.

     Even if you are unable to attend the Annual Meeting in person, it is important that you vote on the proposals presented in the Proxy Statement. You can vote by telephone, via the Internet or by completing the enclosed proxy card. Detailed voting instructions are included on the proxy card. A prompt response is appreciated.

     Thank you for your continued interest in StorageTek.

                                                       Sincerely,

                                                       /s/ PATRICK J. MARTIN
                                                       Patrick J. Martin
                                                       Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer

                               [STORAGETEK LOGO]

                         STORAGE TECHNOLOGY CORPORATION
                              One StorageTek Drive
                        Louisville, Colorado 80028-0001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

To the Stockholders:

     The 2001 annual meeting of the stockholders (the "Annual Meeting") of Storage Technology Corporation ("StorageTek" or the "Company"), a Delaware corporation, will be held on Thursday, May 24, 2001, at 10:00 a.m., Central Daylight Time, at The Hyatt Regency Minneapolis on Nicollet Mall, 1300 Nicollet Avenue, Minneapolis, Minnesota. At the Annual Meeting, stockholders will be requested to act on the following matters:

     1. To elect eight Directors, to serve for a one-year term or until their respective successors are duly elected;

     2. To adopt a resolution amending Section 5(a) of the Company's Amended and Restated 1987 Employee Stock Purchase Plan, as amended, to reserve an additional 3,000,000 shares of Common Stock for issuance thereunder;

     3. To consider a stockholders' proposal; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The only class of securities that is eligible to vote at the Annual Meeting is the Company's common stock, par value $0.10 per share (the "Common Stock"). Only stockholders of Common Stock of record at the close of business on March 30, 2001 will be eligible to vote at the Annual Meeting and at any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ JEFFREY M. DUMAS

                                            Jeffrey M. Dumas
                                            Secretary

Louisville, Colorado
April 16, 2001

                             YOUR VOTE IS IMPORTANT

     WE INVITE EACH OF YOU TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE. THIS WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. PLEASE USE THE INTERNET VOTING INSTRUCTIONS, OR TOLL-FREE TELEPHONE NUMBER, OR MARK, SIGN, DATE AND RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                         STORAGE TECHNOLOGY CORPORATION

                                PROXY STATEMENT

                                                                  April 16, 2001

                               PROCEDURAL MATTERS

GENERAL

     THIS PROXY STATEMENT (THE "PROXY STATEMENT") IS FURNISHED TO THE STOCKHOLDERS OF STORAGE TECHNOLOGY CORPORATION ("STORAGETEK" OR THE "COMPANY") IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD OF DIRECTORS" OR THE "BOARD") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON THURSDAY, MAY 24, 2001, AT 10:00 A.M., CENTRAL DAYLIGHT TIME, AT THE HYATT REGENCY MINNEAPOLIS ON NICOLLET MALL, 1300 NICOLLET AVENUE, MINNEAPOLIS, MINNESOTA, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     Only stockholders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), at the close of business on March 30, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed, related proxy card and the enclosed 2000 Annual Report (which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000 and the Chairman's Letter to Stockholders) are first being mailed to the stockholders beginning on or about April 16, 2001.

VOTING OF PROXIES

     Proxies received prior to the Annual Meeting will be voted in accordance with the instructions given by the stockholder. If no instructions are given with respect to a matter, shares will be voted in accordance with the recommendation of the Board of Directors set forth in this Proxy Statement. Shares represented by proxy will also be voted in accordance with the recommendation of the Board of Directors on any other business matter that may properly come before the Annual Meeting.

VOTING PROCEDURES

     There are three methods by which a stockholder may vote shares of Common
Stock:

     1. complete, sign, date and return the enclosed proxy card;

     2. access the Internet address on the proxy card; or

     3. call the toll-free telephone number listed in the voting instructions attached to the proxy card.

     The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number. The Internet and telephone voting procedures allow a stockholder to vote shares and to confirm that his or her instructions have been properly recorded.

     If shares of Common Stock are held in the name of a brokerage house or financial institution, the beneficial owner may be able to vote over the Internet or by telephone, if the record holder permits such options. If you hold stock through a brokerage or financial institution, follow the voting directions given by the brokerage or financial institution. If you are a beneficial owner who is not the owner of record, and you intend to vote at the Annual Meeting, you must bring to the Annual Meeting an executed Power of Attorney or proxy in your name and signed by the record holder.

REVOCATION OF PROXIES

     Proxies by stockholders may be revoked at any time prior to the Annual Meeting by giving written notice of revocation to the Secretary of the Company, or by submitting another valid proxy bearing a later date to the Company or its transfer agent, or by voting in person at the Annual Meeting.

SOLICITATION OF PROXIES

     StorageTek has retained MalCon Proxy Advisors, Inc. ("MalCon") to solicit proxies at a cost of approximately $6,500 plus certain out-of-pocket expenses. If the Company requests MalCon to perform additional services, MalCon will bill the Company at its usual rates. In addition, StorageTek will reimburse intermediaries for their expenses in forwarding solicitation materials to beneficial owners. The cost of solicitation of proxies on behalf of the Board will be borne by the Company. Further solicitation may be made by certain directors, officers and other employees of the Company. This solicitation may be by telephone, mail or other means of communication, for which no additional compensation will be paid.

QUORUM

     In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). All shares that are voted "FOR," "AGAINST" or "WITHHOLD FROM" any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Annual Meeting (the "Votes Present").

ABSTENTIONS

     Abstentions will count as Votes Present and shall have the same effect as a vote against a matter. While there is no definitive statutory or case law authority in Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, StorageTek believes that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast ("Votes Cast") with respect to a matter (other than in the election of the Board of Directors). In the absence of controlling precedent to the contrary, StorageTek intends to treat abstentions in this manner.

BROKER NON-VOTES

     On certain proposals -- called discretionary proposals -- a brokerage firm or financial institution may vote shares that it holds on behalf of beneficial owners even if the beneficial owners do not direct them as to how to vote. Based upon New York Stock Exchange rules, the exchange on which the Common Stock is traded, the Company believes that Proposal 1 relating to the election of Directors and Proposal 2 relating to an amendment to the Company's Amended and Restated 1987 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance are considered "discretionary" proposals. Accordingly, unless the beneficial owner provides voting instructions to the record holder at least 10 days prior to the Annual Meeting, a record holder (a brokerage or financial institution) may vote the shares of Common Stock held for the beneficial owner as the record holder deems appropriate.

     Proposal 3, the stockholders' proposal, is not considered "discretionary" and brokerage firms and financial institutions may not vote shares held for beneficial owners on Proposal 3 without specific instructions from the beneficial owners.

     The term "broker non-vote" refers to shares held in street name that are not voted with respect to a particular matter. Broker non-votes generally occur because the beneficial owner did not give any instructions to the broker as to how to vote such shares on a non-discretionary matter. The Company intends to count broker non-votes as Votes Present for the purpose of determining whether a quorum is present. Broker non-votes will not be counted as Votes Cast with respect to matters as to which the record holder has expressly not voted. Accordingly, broker non-votes will not affect the outcome of voting on a proposal that requires the affirmative vote of a majority of the Votes Cast (such as the approval of an amendment to an employee stock purchase plan). However, with respect to a proposal that requires the affirmative vote of a majority of the outstanding shares (such as the approval of an amendment to the certificate of incorporation), a broker non-vote has the same effect as a vote against the proposal.

VOTE REQUIRED FOR APPROVAL

     Election of Directors. The eight persons who receive the highest number of "FOR" votes will be elected as the Company's Directors. A vote to "WITHHOLD FROM" any Director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of Directors.

     Approval of Amendment to Company's Amended and Restated Employee Stock Purchase Plan. The vote required for the approval of Proposal 2, an amendment to the Company's Amended and Restated Employee Stock Purchase Plan, is the affirmative vote of a majority of the Votes Cast.

     Approval of Stockholders' Proposal. The vote required for the approval of Proposal 3, the stockholders' proposal, pursuant to which the proponents intend to amend the Company's Amended and Restated Certificate of Incorporation and Bylaws, each as amended, is the affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock).

ANNUAL REPORT AND OTHER INFORMATION

     Stockholders are referred to the Company's Annual Report on Form 10-K for the fiscal year ending December 29, 2000, for information concerning the Company's business and operations, but such Annual Report is not part of the proxy solicitation materials. Certain other information about the Company filed with the Securities and Exchange Commission is available without charge upon written request. If you would like to request such additional information, please contact Investor Relations, Storage Technology Corporation, One StorageTek Drive, Louisville, Colorado 80028-4315, telephone (800) 785-2217, e-mail ask_stk@storagetek.com. The Company's principal executive offices are located at One StorageTek Drive, Louisville, Colorado 80028, telephone (303) 673-5151.

                        VOTING SECURITIES OF THE COMPANY

     On the Record Date for the Annual Meeting, March 30, 2001, the Company had issued, outstanding and entitled to vote 102,929,218 shares of its Common Stock. Stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting and at all adjournments or postponements thereof. Each stockholder of record is entitled to one vote for each share of Common Stock held. In the election of Directors, each stockholder of record has the right to vote the number of shares owned for as many persons as there are Directors to be elected. There is no cumulative voting in the election of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership, as that term is defined in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), of the Company's Common Stock as of March 30, 2001, the Record Date: (i) by all persons known by the Company to be beneficial owners of more than 5 percent of the Company's outstanding Common Stock, based on information obtained from Schedule 13D and 13G filings with the Securities and Exchange Commission; (ii) by each current Director; (iii) by each executive officer listed in the Summary Compensation Table under the heading "COMPENSATION OF EXECUTIVE OFFICERS" (the "Named Executive Officers"); and (iv) by all current Directors and executive officers as a group.

                                                             AMOUNT AND
                                                             NATURE OF         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNERSHIP(1)     OF CLASS(21)
------------------------------------                        ------------     ------------
Dodge & Cox...............................................   10,641,300(2)      10.34
One Sansome Street
San Francisco, CA 94104
Legg Mason, Inc. .........................................    8,928,553(3)       8.67
100 Light Street
Baltimore, MD 21202
Iridian Asset Management LLC/CT...........................    7,391,890(4)       7.18
David L. Cohen
Harold J. Levy
276 Post Road West
Westport, CT 06880
Capital Research and Management Company...................    5,975,000(5)       5.80
333 South Hope Street
Los Angeles, CA 90071
James R. Adams............................................       28,716(6)          *
Gary R. Anderson..........................................       61,797(7)          *
Alain Andreoli............................................       87,223(8)          *
William L. Armstrong......................................       91,100(9)          *
Susan W. Bailey...........................................      509,056(10)         *
Gary D. Francis...........................................       57,348(11)         *
William R. Hoover.........................................       60,795(12)         *
William T. Kerr...........................................       46,577(13)         *
Robert S. Kocol...........................................       62,569(14)         *
Robert E. La Blanc........................................       81,001(15)         *
Robert E. Lee.............................................       44,479(16)         *
Patrick J. Martin.........................................      700,000(17)         *
Richard C. Steadman.......................................       73,003(18)         *
David E. Weiss............................................    1,154,013(19)      1.11
All current Directors and executive officers (17 persons)
  as a group..............................................    1,535,420(20)      1.48

---------------

  *  Less than 1 percent of the class.

 (1) Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares shown as owned by them. The number of shares reported as beneficially owned by Directors and executive officers includes stock options that are exercisable within 60 days of the Record Date and Common Stock equivalents that will be settled in shares of Common Stock, as disclosed in the footnotes. Share ownership by greater than 5 percent holders is based upon
     Schedule 13G filings, which reflect ownership as of December 31, 2000, and
     Schedule 13D filings, which reflect ownership as of the time of filing.

 (2) This information has been derived from Amendment No. 2 to Schedule 13G, filed on February 14, 2001 with the Securities and Exchange Commission. Represents shares that are beneficially owned by clients of Dodge & Cox, an investment advisor, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox has sole voting power with respect to 9,875,250 shares, sole dispositive power with respect to 10,641,300 shares and shared voting power with respect to 93,100 shares.

 (3) This information has been derived from a Schedule 13G/A, filed on March 14, 2001 with the Securities and Exchange Commission. Represents shares that are beneficially owned by Legg Mason, Inc., a parent holding company. Legg Mason Funds Management, Inc. has sole voting power and shared dispositive power over 6,939,804 shares. Brandywine Asset Management, Inc. has shared voting and dispositive power over 546,296 shares. Bingham Legg Advisers, LLC has shared voting and dispositive power over 300 shares. Legg Mason Capital Management, Inc. has shared voting and dispositive power over 1,418,814 shares. Legg Mason Wood Walker, Inc. has shared voting and dispositive power over 23,339 shares.

 (4) This information has been derived from a Schedule 13D filed on September 20, 1999 with the Securities and Exchange Commission. Represents shares that are beneficially held as follows: Iridian Asset Management LLC, 6,796,690 shares; First Eagle Fund of America, 504,700 shares; Iridian Partners Fund, L.P., 63,600 shares; and Iridian Private Business Value Equity Fund, L.P., 26,900 shares. Each of David L. Cohen and Harold J. Levy has shared voting and dispositive power over 7,391,890 shares. Each of Iridian Asset Management LLC; LC Capital Management, LLC; and CL Investors, Inc. has shared voting and dispositive power over 6,887,190 shares. Cole Partners LLC has shared voting and dispositive power over 90,500 shares. Iridian Partners Fund, L.P. has shared voting and dispositive power over 63,600 shares. Iridian Private Business Value Equity Fund, L.P. has shared voting and dispositive power over 26,900 shares.

 (5) This information has been derived from Amendment No. 4 to Schedule 13G, filed on February 12, 2001 with the Securities and Exchange Commission. Represents shares that are deemed to be beneficially owned by Capital Research and Management Company, a registered investment advisor, for its clients. Capital Research and Management Company has sole dispositive power, but no voting power, with respect to these shares.

 (6) Includes 15,667 shares of Common Stock issuable upon the exercise of options held by Mr. Adams, which options are exercisable within 60 days of the Record Date.

 (7) Mr. Anderson's employment with the Company ceased on March 31, 2001. Includes (i) 48,243 shares of Common Stock issuable upon the exercise of options held by Mr. Anderson, which options are exercisable within 60 days of the Record Date; and (ii) 2,290 Common Stock equivalents, which were settled in an equal number of shares of Common Stock upon Mr. Anderson's termination from the Company.

 (8) Includes 74,738 shares of Common Stock issuable upon the exercise of options held by Mr. Andreoli, which options are exercisable within 60 days of the Record Date.

 (9) Includes: (i) 36,000 shares of Common Stock issuable upon the exercise of options held by Mr. Armstrong, which options are exercisable within 60 days of the Record Date; and (ii) 11,100 Common Stock equivalents, which will be settled in an equal number of shares of Common Stock upon Mr. Armstrong's resignation or other termination from the Board of Directors.

(10) Ms. Bailey's employment with the Company ceased on January 5, 2001. Includes 500,000 shares of Common Stock issuable upon the exercise of options held by Ms. Bailey, which options are exercisable within 60 days of the Record Date. All 500,000 stock options expired on April 6, 2001.

(11) Includes 52,468 shares of Common Stock issuable upon the exercise of options held by Mr. Francis, which options are exercisable within 60 days of the Record Date.

(12) Includes (i) 50,000 shares of Common Stock issuable upon the exercise of options held by Mr. Hoover, which options are exercisable within 60 days of the Record Date; and (ii) 2,494 Common Stock equivalents, which will be settled in an equal number of shares of Common Stock upon Mr. Hoover's resignation or other termination from the Board of Directors.

(13) Includes: (i) 36,667 shares of Common Stock issuable upon the exercise of options held by Mr. Kerr, which options are exercisable within 60 days of the Record Date; and (ii) 8,710 Common Stock equivalents, which will be settled in an equal number of shares of Common Stock upon Mr. Kerr's resignation or other termination from the Board of Directors.

(14) Includes 50,119 shares of Common Stock issuable upon the exercise of options held by Mr. Kocol, which options are exercisable within 60 days of the Record Date.

(15) Includes 41,001 shares of Common Stock issuable upon the exercise of options held by Mr. La Blanc, which options are exercisable within 60 days of the Record Date.

(16) Includes: (i) 37,667 shares of Common Stock issuable upon the exercise of options held by Mr. Lee, which options are exercisable within 60 days of the Record Date; and (ii) 4,644 Common Stock equivalents, which will be settled in an equal number of shares of Common Stock upon Mr. Lee's resignation or other termination from the Board of Directors.

(17) Includes 500,000 shares of Common Stock issuable upon the exercise of options held by Mr. Martin, which options are exercisable within 60 days of the Record Date.

(18) Includes: (i) 41,001 shares of Common Stock issuable upon the exercise of options held by Mr. Steadman, which options are exercisable within 60 days of the Record Date; and (ii) 898 Common Stock equivalents, which will be settled in an equal number of shares of Common Stock one year after Mr. Steadman's resignation or other termination from the Board of Directors.

(19) Mr. Weiss resigned as President, Chief Executive Officer and Chairman of the Board and as a director in July 2000. Includes 1,124,709 shares of Common Stock issuable upon the exercise of options held by Mr. Weiss, which options are exercisable within 60 days of the Record Date.

(20) Includes: (i) 1,086,648 shares of Common Stock issuable upon exercise of options within 60 days of the Record Date held by eight current Directors and seven current non-Director executive officers; and (ii) 30,136 shares of Common Stock to be issued upon the settlement of Common Stock equivalents held by five current Directors and one current (as of the Record Date) executive officer.

(21) This percent of class is determined by dividing: (i) the number of shares beneficially owned by each individual or entity; by (ii) the number of shares of Common Stock outstanding plus the sum of options exercisable and Common Stock equivalents for each individual, or entity, or executive officers as a group.

                       MEMBERS OF THE BOARD OF DIRECTORS

JAMES R. ADAMS; AGE 61; RETIRED CHAIRMAN, TEXAS INSTRUMENTS INC.

     Mr. Adams has been a Director since 1999. He is retired. From July 1996 to April 1998, he served as Chairman of Texas Instruments Inc., a semiconductor company and designer and supplier of digital signal processing and analog technologies. From August 1995 to June 1996, he was a private investor. Prior to that time, from 1992 to August 1995, he served as Group President, SBC Communications Inc., a communications company, and from 1988 to 1992, he served as President and Chief Executive Officer of Southwestern Bell Telephone Co. Mr. Adams serves as a director of Texas Instruments, Inc.; Prodigy Communications Corp. and Inet Technologies, Inc.

WILLIAM L. ARMSTRONG; AGE 64; CHAIRMAN, CHERRY CREEK MORTGAGE COMPANY

     Mr. Armstrong has been a Director since 1991. He has served as Chairman of Cherry Creek Mortgage Co., a mortgage company, since 1991; Chairman of El Paso Mortgage Co. since 1993; Chairman of Centennial State Mortgage Co. since 1994; and Chairman of Transland Financial Services, Inc. since 1996. He was Chairman of Frontier Real Estate from 1994 to 1999. Mr. Armstrong served as a United States Senator for the State of Colorado from 1979 to 1991. Mr. Armstrong serves as a director of Provident Companies, Inc., Helmerich & Payne, Inc., and Oppenheimer Funds to the extent they are based in Denver, Colorado.

WILLIAM R. HOOVER; AGE 71; CHAIRMAN OF THE EXECUTIVE COMMITTEE, COMPUTER SCIENCES CORP.

     Mr. Hoover has been a Director since 1995. He has served as Chairman of the Executive Committee of the Board of Directors of Computer Sciences Corp., a provider of information technology services, since 1997. From 1972 to 1997, Mr. Hoover served as Chairman of the Board of Computer Sciences Corp. From 1972 to 1995, Mr. Hoover also served as Chief Executive Officer and President of Computer Sciences Corp. Mr. Hoover serves as a director of Computer Sciences Corp., Merrill Lynch & Co., Inc. and Rofin-Sinar Technologies, Inc.

WILLIAM T. KERR; AGE 59; CHAIRMAN AND CHIEF EXECUTIVE OFFICER, MEREDITH CORP.

     Mr. Kerr has been a Director since 1998. He has served as Chairman and Chief Executive Officer of Meredith Corp., a media and marketing company, since January 1998. From January 1997 to December 1997, Mr. Kerr served as President and Chief Executive Officer of Meredith Corp., and from May 1994 to December 1996, he served as President and Chief Operating Officer. Prior to that time, from September 1991 to April 1994, he served as President of the Magazine Group and Executive Vice President of Meredith Corp. Mr. Kerr serves as a director of Meredith Corp., Principal Mutual Life Insurance Company and Maytag Corp.

ROBERT E. LA BLANC; AGE 67; PRESIDENT, ROBERT E. LA BLANC ASSOCIATES, INC.

     Mr. La Blanc has been a Director since 1979. Mr. La Blanc is the founder and President of Robert E. La Blanc Associates, Inc., an information technologies consulting and investment banking firm, and has served in that capacity since 1981. Mr. La Blanc formerly served as Vice Chairman of Continental Telecom Corp. and was a general partner at Salomon Brothers. Mr. La Blanc serves as a director of Chartered Semiconductor Manufacturing, Ltd., Salient 3 Communications, Inc., Titan Corp., Tribune Company, and a family of Prudential Mutual Funds.

ROBERT E. LEE; AGE 65; PRESIDENT, GLACIER PROPERTIES, INC.

     Mr. Lee has been a Director since 1989. Since 1986, he has served as President of Glacier Properties, Inc., a private investment firm. Since 1996, he has served as the Executive Director Emeritus of The Denver Foundation, a community foundation, and was the Foundation's Executive Director from 1989 to 1996. Mr. Lee retired as Chairman of First Interstate Bank of Denver in 1989. Mr. Lee serves as a director of Meredith Corp., Source Capital Corp., ING North American Insurance Holdings, Inc., and Financial Investors Trust.

PATRICK J. MARTIN; AGE 59; CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, STORAGE TECHNOLOGY CORPORATION

     Mr. Martin was appointed Chairman of the Board of Directors, President and Chief Executive Officer of StorageTek in July 2000. Prior to joining StorageTek, Mr. Martin served in various management positions from 1977 to 2000 at Xerox Corporation, a document products and services company. From 1999 to 2000, Mr. Martin served as Corporate Senior Vice President/President -- North American Solutions Group. From 1998 to 1999, Mr. Martin was Corporate Senior Vice President/President -- Developing Markets Operations and from 1996 to 1998 he was Corporate Vice President/President -- Canadian and Americas

Operations. Mr. Martin serves as a director of Central Vermont Public Service Corporation and JetForm Corporation.

RICHARD C. STEADMAN; AGE 68; PRIVATE INVESTOR

     Mr. Steadman has been a Director since 1970 and has served as Lead Independent Director since January 2000. Mr. Steadman previously served as Chairman of the Board of Directors of National Convenience Stores, Inc., a retail chain, until his retirement in 1995. Mr. Steadman has been a private investor since 1981.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held 14 meetings during fiscal year 2000. Each Director attended at least 75 percent of the meetings of the Board of Directors and the committees of the Board of Directors on which he served during fiscal year 2000.

     During fiscal year 2000, the Board of Directors had three standing committees: an Audit Committee, a Governance and Nominating Committee, and a Human Resources and Compensation Committee. In January 2000, Mr. Steadman was elected Lead Independent Director with the principal responsibilities of coordinating the activities of the independent directors and providing continuity between management and the Board of Directors during the search for and transition to a new Chairman, President and Chief Executive Officer.

     In January 2000, the Board of Directors created a Chief Executive Officer Search Committee (the "CEO Search Committee"), consisting of Messrs. La Blanc (Chair), Adams and Lee, for the purpose of identifying, screening and selecting for recommendation to the Human Resources and Compensation Committee and to the full Board of Directors a suitable candidate to be a Director, Chairman of the Board, President and Chief Executive Officer of the Corporation. The Board of Directors dissolved the CEO Search Committee, effective July 14, 2000, after it had fulfilled its purposes.

AUDIT COMMITTEE

     The Audit Committee consists of Messrs. Steadman (Chair), Adams (through March 7, 2001), Hoover and La Blanc. Mr. Kerr served on the Audit Committee through May 17, 2000. None of the current members of the Audit Committee is, or has ever been, an employee of the Company. The Audit Committee held six meetings during fiscal year 2000. The principal functions of the Audit Committee are: to review the arrangements for the independent audit, as well as the results of the independent audit engagement; to review audit plans and audit findings of the Company's internal auditors; to review internal control matters; to review the appropriateness of significant accounting policies utilized by the Company; to recommend to the Board of Directors whether to include the Company's audited financial statements in the Company's Annual Report on Form 10-K; and to monitor the Company's financial reporting activities. During 2000, the Board of Directors reviewed the New York Stock Exchange's rules governing audit committees and has determined that all members of the Audit Committee are independent within the meaning of the Exchange's new rules. The Board of Directors has, in its business judgment, determined that all members of the Audit Committee are financially literate and at least one of the members has accounting or related financial management expertise.

GOVERNANCE AND NOMINATING COMMITTEE

     The Governance and Nominating Committee consists of Messrs. Armstrong (Chair), Hoover and Lee. The Governance and Nominating Committee makes recommendations to the Board of Directors regarding individuals for nomination as Director. None of the current members of the Governance and Nominating Committee is, or has ever been, an employee of the Company. The Governance and Nominating Committee met once during fiscal year 2000. The principal function of the Governance and Nominating Committee is to identify and propose potential candidates for election to the Board of Directors. The Governance and Nominating Committee develops its own nominations and receives suggestions for nominees submitted by stockholders. The Committee also considers issues relating to corporate governance, including assessing the

Board of Directors' performance, studying the size, composition, organization and structure of the Board of Directors, and the membership of the committees of the Board of Directors.

     The Governance and Nominating Committee will consider nominees recommended by stockholders for possible inclusion on the Company's slate of nominees. Such recommendations should be directed to the Chair of the Governance and Nominating Committee at the Company's principal executive offices in Louisville, Colorado. The Governance and Nominating Committee may determine, in its sole discretion, whether to include any stockholder nominee in the Company's recommended slate of Director candidates.

     Under the Company's Bylaws, nominations for Directors may be made from the floor at an annual meeting by any stockholder entitled to vote in the election of Directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the Annual Meeting at which Directors are to be elected. In the event that less than 70 days' notice or prior public disclosure of the date of an annual meeting is made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The stockholder's notice must set forth: (a) with respect to each proposed nominee, the name, age, business and residence address, principal occupation or employment, class and number of shares of stock of the Company owned and any other information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the 1934 Act; and (b) with respect to the stockholder giving the notice, the name, address and class and number of shares of the Company that are beneficially owned by such stockholder. The presiding officer of an annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The Human Resources and Compensation Committee (the "Compensation Committee") consists of Messrs. Lee (Chair), Adams (commencing March 8, 2001), Armstrong, and Kerr (since May 18, 2000). Former Directors Harold Chandler and Maurice Holmes served on the Compensation Committee through May 16, 2000. None of the current members of the Compensation Committee is, or ever has been, an employee of the Company. The Compensation Committee held 16 meetings during fiscal year 2000. The principal functions of the Compensation Committee are: to evaluate the performance of executive management; to review compensation policies for the officers and other employees; to administer and determine awards under the Company's stock and stock option, bonus and other incentive programs; and to monitor the Company's compliance with its internal diversity program and federal, state and local equal employment opportunity laws and regulations.

                             DIRECTOR COMPENSATION

CASH COMPENSATION AND BENEFITS

     The Company pays each Director who is not an employee of the Company a standard annual retainer of $27,000. The chair of each committee is paid an additional annual retainer of $5,000. All non-employee Directors are paid an additional fee of $1,000 for each meeting of the Board of Directors attended and each committee meeting attended. Directors are also reimbursed for their travel expenses incurred on the Company's business and receive a fee of $1,000 per day for time spent on StorageTek business pursuant to a specific request by the Chairman of the Board. Non-employee Directors may elect to defer receipt of all or a portion of their cash compensation. Non-employee Directors may also receive limited reimbursement for certain medical and dental coverage.

     During those times that the Board of Directors has a lead independent director, such director receives an additional annual retainer of $5,000. However, the Lead Independent Director received an additional retainer of $5,000 per month during the time that StorageTek was conducting its search for a president and chief executive officer. Thus, the Lead Independent Director was paid $5,000 per month from January 2000 through September 2000 to assist during the search for and in the transition between chief executive officers.

     The members of the CEO Search Committee were paid for time spent working on the search for a Director, Chairman of the Board, President and Chief Executive Officer. For these services, Mr. Adams received $16,000; Mr. La Blanc, $11,000; and Mr. Lee, $18,000.

STOCK IN LIEU OF FEES

     To align the non-employee Directors' interests with the long-term interests of the stockholders, the Company's 1995 Equity Participation Plan allows Directors to elect to receive a portion of their annual retainer either in shares of the Company's Common Stock or in Common Stock equivalents, in lieu of receiving cash compensation. The Board of Directors has adopted stock ownership guidelines for Directors, including a minimum ownership threshold of 2,500 shares of Common Stock and/or Common Stock equivalents. A non-employee Director who has not achieved the ownership threshold will receive a minimum of 50 percent of his or her annual retainer in the form of Common Stock or Common Stock equivalents until such time as he or she has achieved the minimum stock ownership goal. Each current Director has achieved the minimum ownership threshold of 2,500 shares of Common Stock and/or Common Stock equivalents.

STOCK OPTIONS

     The Company has a Stock Option Plan for Non-employee Directors (the "Director Plan"). Under the Director Plan, the Company has granted non-employee Directors non-qualified stock options to purchase shares of Common Stock, at an exercise price equal to 100 percent of the fair market value of the Common Stock on the date of grant, on a predetermined schedule. All options expire 10 years from the date of grant, unless earlier terminated pursuant to the provisions of the Director Plan. From time to time, the Director Plan has been amended, so that the actual grant amounts and timing of grants are dependent upon when a Director was first elected to the Board of Directors.

     Under the Director Plan, as currently in effect, each non-employee Director is granted a stock option to purchase 25,000 shares of Common Stock (the "Initial Option") on the date of his or her initial election or appointment to the Board of Directors. These stock options become exercisable over a period of six years, in installments: 5,000 shares become exercisable six months following the date of grant; and the remaining shares become exercisable in equal installments on the six anniversary dates following the date of grant, provided that the individual remains a Director of the Company.

     In May 1998, the Company declared a two-for-one split of its Common Stock. Outstanding stock options to the then-current directors were adjusted for the split. However, the Board of Directors determined that future scheduled option grants under the Director Plan should not be adjusted for the stock split. Instead, the Director Plan was amended such that each Director elected after May 22, 1998 receives an annual stock option to purchase 4,000 shares of the Company's Common Stock on his or her first election or appointment to the Board of Directors and each year thereafter through his or her tenth anniversary of service. This option grant becomes exercisable in three equal installments on the first, second and third anniversaries of the date of grant, provided that the individual remains a Director of the Company.

     On each Director's eleventh anniversary and on each anniversary of service thereafter, the Director receives an annual stock option grant to purchase 5,000 shares of Common Stock.

     During fiscal year 2000, options were granted under the Director Plan, in each case with an exercise price of $11.813 per share in the following share amounts to the following Directors: James R. Adams, options to purchase 4,000 shares; William T. Kerr, options to purchase 4,000 shares; Robert E. La Blanc, options to purchase 5,000 shares; Robert E. Lee, options to purchase 5,000 shares; and Richard C. Steadman, options to purchase 5,000 shares.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eight Directors are to be elected to serve until the next Annual Meeting or until their respective successors are elected and qualified. The Company's nominees all currently serve as Directors. The eight nominees for the Board of Directors are set forth below. Unless contrary instructions are given, it is intended that a furnished proxy will be voted in favor of each of the eight nominees listed below. A vote to "WITHHOLD FROM" any Director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of Directors.

     If, at or prior to the time of the Annual Meeting, one or more of the nominees has become unavailable to serve, any shares represented by a proxy in the accompanying form will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any nominees for Director will be unavailable or unable to serve.

NOMINEES

     The following individuals have been selected by the Board of Directors as the Company's nominees to serve as the Company's Board of Directors, until their successors are properly nominated and elected:

        JAMES R. ADAMS; WILLIAM L. ARMSTRONG; WILLIAM R. HOOVER; WILLIAM T. KERR; ROBERT E. LA BLANC; ROBERT E. LEE; PATRICK J. MARTIN; AND RICHARD
        C. STEADMAN.

     For biographical information regarding each of these nominees, see "MEMBERS OF THE BOARD OF DIRECTORS."

VOTE REQUIRED

     The eight persons who receive the highest number of "FOR" votes will be elected as the Company's Directors. Directors are elected by a plurality of the Votes Cast. See "PROCEDURAL MATTERS" above. Proxies received by the Company will be voted "FOR" all of the above listed nominees, unless specifically directed otherwise.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

                                   PROPOSAL 2

                                AMENDMENT TO THE
                 1987 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
                  THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

     The Board of Directors has approved, subject to stockholder approval, an amendment to Section 5.1(a) of the Company's 1987 Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan") to reserve an additional 3,000,000 shares of Common Stock for issuance thereunder, bringing the total number of shares authorized for issuance under the Purchase Plan to 15,200,000. As of the Record Date, 10,619,763 shares had been issued under the Purchase Plan, and 1,580,237 shares remain available for issuance under the Purchase Plan.

     The Board of Directors recommends that the stockholders approve, effective as of the date hereof, the following amendment to Section 5(a) of the Purchase
Plan:

          Section 5(a) shall be deleted in its entirety and replaced, in lieu thereof, with the following:

             "(a) The Plan is authorized to issue a total of 15,200,000 shares of Common Stock."

     The Purchase Plan is an integral component of the Company's efforts to encourage employee stock ownership. It is the intention of the Company that the Purchase Plan continues to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), as amended from time to time. The provisions of the Purchase Plan will be construed so as to provide participation in a manner consistent with the requirements of Section 423 of the Code.

SUMMARY OF THE PURCHASE PLAN

     General. The Purchase Plan provides employees of the Company and its subsidiaries an opportunity to acquire shares of the Company's Common Stock through payroll deductions during each offering period (an "Offering Period"). Each Offering Period currently lasts six months, but may be changed by the Board of Directors or Committee of the Board of Directors administering the Purchase Plan. Participation in the Purchase Plan is voluntary.

     Administration of the Purchase Plan. The Purchase Plan is administered by the Human Resources and Compensation Committee of the Board of Directors (the "Compensation Committee"), which consists solely of non-employee Directors of the Company. All questions of interpretation and construction of any provision of the Purchase Plan are determined by the Compensation Committee, which also is responsible for adopting rules and regulations for administering the Purchase Plan.

     Eligibility. With the exceptions described below, any person who is customarily employed by the Company or one of its majority-owned subsidiaries for more than 20 hours per week and more than five months in any calendar year is eligible to participate in the Purchase Plan. Employees of certain subsidiaries outside of the United States are not eligible to participate in the Purchase Plan. As of the Record Date, approximately 7,800 employees were eligible to participate in the Purchase Plan.

     An employee will not be granted a right to purchase stock in the Purchase Plan if: (i) immediately after the grant, such employee would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company; (ii) his or her rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate that exceeds $25,000 worth of Common Stock (determined using the fair market value of the stock at the time such option is granted) for any calendar year; or (iii) his or her rights to purchase Common Stock would exceed 25,000 shares in any Offering Period.

     Shares Subject to the Purchase Plan. If this proposed amendment is approved, the number of shares of Common Stock authorized for sale under the Purchase Plan will total 15,200,000 shares (including 10,619,763 shares previously issued).

     Allocation of Shares. The Compensation Committee may allocate a maximum aggregate number of shares of Common Stock for issuance during each Offering Period, but no such maximum is currently in effect.

     Participation; Payroll Deductions. To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10 percent of a participant's base pay and, if applicable, bonuses and commissions during the Offering Period.

     Purchase Price. Shares of Common Stock may be purchased under the Purchase Plan at a price equal to 85 percent of the lesser of the price of the Common Stock on (i) the date the Offering Period commenced, or (ii) the date the Offering Period terminates. The "price" of the Common Stock means the closing price per share of the Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for each such date. As of the Record Date, the closing price of the Common Stock was $10.89 per share.

     Termination of Employment; Withdrawal. Termination of a participant's employment for any reason, except disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, immediately cancels his or her right and participation in the Purchase Plan. In such event, the payroll deductions credited to the participant's account will be returned to the participant. In the case of disability or death, the participant or the participant's beneficiary may choose to withdraw from the current Offering Period or to purchase shares at the close of the Offering Period. Generally, a participant may withdraw from an Offering Period without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in that same Offering Period.

     Adjustment Upon Change in Capitalization. In the event that the Common Stock is changed or exchanged by reason of any stock dividend, stock split, reverse stock split, consolidation, or combination of shares, reclassification, recapitalization, or any action of a similar nature affecting the Company's Common Stock (excluding, however, any reorganization under the United States Bankruptcy Code), then the number of shares of Common Stock reserved for issuance under the Purchase Plan, the number and class of shares of stock subject to rights outstanding under the Purchase Plan, and the exercise price of any such outstanding rights will be adjusted. The extent and manner of adjustment will be determined by the Board of Directors based upon the recommendations of the Compensation Committee as appropriate under the Purchase Plan.

     Merger or Sale of Assets. Unless the Board of Directors determines otherwise, in connection with StorageTek's merger with another entity or acquisition of all or substantially all of StorageTek's assets by another corporation, the successor corporation will assume or substitute outstanding rights under the Purchase Plan. If such rights are not assumed or substituted, then either the Offering Period then in progress will be shortened by setting a new termination date for that Offering Period or the outstanding rights to purchase will be canceled and deductions credited to participants' accounts will be returned to the participants.

     Amendment and Termination. The Board of Directors may, at any time, amend or terminate the Purchase Plan unless stockholder approval is required or desirable under applicable law or regulation, including federal and state corporate laws, securities laws, tax laws and the rules of the New York Stock Exchange. However, no such action can make any change in any option already granted under the Purchase Plan that would adversely affect the rights of any participant.

     Federal Income Tax Consequences. The Purchase Plan and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, the participant has no liability for federal income tax, and the Company does not withhold any taxes, at the time of grant of the option or the participant's purchase of shares. Upon the subsequent sale or other disposition of the shares by a participant, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the commencement of the Offering Period in which they were purchased and more than one year from the termination date for the Offering Period in which they were purchased, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15 percent of the fair market value of the shares as of the commencement of such Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the termination date for such Offering Period over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply to participants who are subject to
Section 16(b) of the Securities Exchange Act of 1934. Different rules may apply to participants who are not subject to United States federal income tax.

     The Company does not deduct amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon a sale or other disposition of shares prior to the expiration of the holding periods described above. Any such deduction may be limited in the case of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers under Section 162(m) of the Code.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. The foregoing does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant resides.

PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE PLAN

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee Directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during fiscal year 2000 for each of the Named Executive Officers, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group.

                             AMENDED PLAN BENEFITS
                       1987 EMPLOYEE STOCK PURCHASE PLAN
                       PARTICIPATION IN FISCAL YEAR 2000

                                                              NUMBER OF
                                                                SHARES
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION          PURCHASED    DOLLAR VALUE (1)
----------------------------------------------------          ----------   ----------------
Patrick J. Martin...........................................           0               0
  Chairman of the Board, President and Chief Executive
     Officer
Gary R. Anderson(2).........................................           0               0
  Corporate Vice President, Operations Technology
Alain Andreoli..............................................           0               0
  Corporate Vice President and General Manager,
  International Operations and Global Services
Susan W. Bailey.............................................           0               0
  Former Corporate Vice President, U.S./Canada Sales and
     Service
Gary D. Francis.............................................           0               0
  Vice President and General Manager, Automated Tape
     Solutions
Robert S. Kocol.............................................       1,705      $    3,134
  Corporate Vice President and Chief Financial Officer
David E. Weiss..............................................           0               0
  Former Chairman of the Board, President and Chief
     Executive Officer
All current executive officers as a group (2 persons
  participating)............................................       3,422      $    6,203
All current non-employee Directors as a Group (not
  eligible).................................................           0               0
All other employees as a group (3,107 persons)..............   1,517,644      $2,582,676

---------------

(1) Dollar Value is the fair market value of shares on date of purchase minus the purchase price under the Purchase Plan.

(2) Mr. Anderson's employment with the Company ceased on March 31, 2001.

VOTE REQUIRED

     Approval of the amendment to the 1987 Employee Stock Purchase Plan requires the affirmative vote of a majority of the Votes Cast. See "PROCEDURAL MATTERS" above. Proxies received by the Company will be voted "FOR" this proposal unless a contrary vote is specified.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1987 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3

                             STOCKHOLDERS' PROPOSAL

     Occasionally, StorageTek receives suggestions from its stockholders. Some are received as formal stockholder proposals. All are given careful attention by the Company and, in the past, management has adopted a number of suggestions made.

     The Company has received a stockholders' proposal for inclusion in this Proxy Statement. The authors and proponents of the following stockholder resolution are Dr. Seymour Licht, P.E., and Mrs. Elaine Licht, as tenants-in-common, and Dr. Seymour Licht, P.E., as senior partner of See More Light Investments, Inc. (collectively, the "Proponents"), P.O. Box 4383, Scottsdale, Arizona 85261. The Proponents have requested the Company to include the following proposal in its Proxy Statement for the Annual Meeting of Stockholders. Dr. Seymour Licht, P.E., and Mrs. Elaine Licht, as tenants-in-common, own 826 shares of the Company's Common Stock. Dr. Seymour Licht, P.E., as senior partner of See More Light Investments, Inc., owns 43,000 shares of the Company's Common Stock. The stockholders' proposal is quoted verbatim in italics, below.

     MANAGEMENT OF THE COMPANY DISAGREES STRONGLY WITH THE ADOPTION OF THE RESOLUTION PROPOSED BELOW AND ASKS STOCKHOLDERS TO READ THROUGH MANAGEMENT'S RESPONSE, WHICH FOLLOWS THE STOCKHOLDERS' PROPOSAL.

PROPONENTS' PROPOSAL

                              STOCKHOLDER PROPOSAL

     This stockholders' proposal requests/recommends that the Board of Directors takes the necessary steps, to modify the Corporate By-laws specifically ARTICLE II SECTION 8 and including StorageTek's Certificate of Incorporation required to permit "Cumulative Voting" for the election of Directors. THIS MODIFICATION IF IMPLEMENTED WILL BECOME EFFECTIVE AT THE 2002 ANNUAL STOCKHOLDER MEETING AND THERE AFTER OR UNTIL MODIFIED BY THE STOCKHOLDERS.

                              SUPPORTING STATEMENT

     It is a fact that StorageTek's market price during the past two (2) years declined from $44.00 per share to less than $10.00 per share. The proponents' position is that this significant loss of stockholder value is due to the incompetency and self-serving attitude of the present Board of Directors. Consequently the proponents believe that if StorageTek is to be turned around as a start there must be a change in the board membership.

     The present system for the election of board members is designed and intended to be a self perpetuating system. The only party that has the authority to nominate a list of candidates to be included in StorageTek's Proxy Statement for election to the Board is the nominating Committee. This committee is selected by the present Board and all of its members are all present Board members. At the present time the Nominating Committee automatically nominates all present Board members who desire to be re-elected. It is only this slate of candidates that appear in StorageTek's Proxy Statement unopposed and sent to the stockholders for voting.

     It is economically impossible for an opposing group of stockholders to present an opposing slate of candidates to the stockholders for voting for the following reasons:

          1) Present management will only include in StorageTek's Proxy Statement the list of candidates nominated by the nomination committee;

          2) The only way that an opposing slate of candidates can be put before the stock holder for voting is that a separate "Proxy Statement" be prepared and sent to all of the present stockholders of StorageTek;

          3) StorageTek has informed me that in the year 2000 they incurred the following expenses relating to the distribution of 45,500 Annual Meeting Packages for voting by the stockholders:

1) Cost of printing Proxy Statement....................   $ 43,000.00
2) Transfer Agent fees and expenses to distribute
   voting ballots to record stockholders...............   $ 17,000.00
3) ADP's cost to distribute ballots to individuals
   whose's holdings are held by brokers................   $ 46,500.00
          TOTAL COST...................................   $106,500.00
                                                          ===========

     It is therefore reasonable to assume that the submission of an opposing slate of candidates by an individual stockholder would require the expenditure of at least $106,500.00 to distribute a second set of proxy material to all of StorageTek's stockholders is impracticable. This does not include the cost to have the transfer agent, American Stock Transfer, to process and count the voting ballots.

     If cumulative voting were permitted for election to the Board assuming a ten (10) member board each share holder would then have 10 votes to either vote for ten individuals or vote all ten votes for a single individual, such as a person who would be nominated from the floor at the Annual Meeting. The direct result would be that individuals other than those nominated by the Board's Nominating Committee could be elected to the board.

MANAGEMENT'S RESPONSE

     The Board of Directors believes that cumulative voting for the election of directors would not serve the best interests of the stockholders. Accordingly, the Board of Directors recommends a vote AGAINST the proposal for the reasons explained below.

     The Board of Directors firmly believes that cumulative voting would threaten to undermine the effective functioning of the Board of Directors. It is the duty of the Board of Directors to represent the interests of all stockholders, without any special loyalty to any one group. Cumulative voting is undesirable because a director elected by a particular group of stockholders may be primarily concerned with representing the interests of the narrow constituency that elected him or her rather than representing the interests of all stockholders. The Board of Directors does not believe that a narrow constituency of stockholders should be given such an advantage over the stockholders as a whole. Directors should be elected based on their ability and commitment to represent the best interests of all stockholders. The Board of Directors believes that this goal is best served when each director is elected by a plurality of the stockholders.

     The Board of Directors believes that the present method of voting will continue to work as successfully in the future as it has in the past. Seven of the Company's eight current Board of Directors members are independent non-employee directors, and the Board of Directors' Governance and Nominating Committee, which assists and advises the Board of Directors in connection with the membership of the Board of Directors, consists solely of non-employee directors. This ensures that the Board of Directors will continue to act independently and in the best interests of all of the Company's stockholders. The Board of Directors encourages stockholders to present director candidates to the Nominating Committee for consideration. The processes by which a stockholder may recommend a director candidate to the Governance and Nominating Committee or make a nomination for a director from the floor at the Annual Meeting are summarized in "MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS -- Governance and Nominating Committee" in this Proxy Statement.

     Even if the Board of Directors were in favor of the requirement to permit cumulative voting in connection with the election of directors, the Board of Directors would recommend voting AGAINST the Stockholders' Proposal because it is vague and ambiguous.

     Section C.3. of Article V of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that "cumulative voting shall not be allowed in the election of directors of the Corporation or for any other purposes." Similarly, Section 8 of Article II of the Company's

Restated Bylaws, as amended (the "Bylaws") provides that "cumulative voting for any purpose shall not be allowed."

     The Stockholders' Proposal does not contain a specific proposed amendment to the Certificate of Incorporation or to the Bylaws. The Board of Directors believes that it is inappropriate and imprudent to amend the Certificate of Incorporation or the Bylaws without providing the specific language proposed to be adopted to the stockholders voting on such amendments.

     In addition, the Stockholders' Proposal is ambiguous in that it speaks of requesting/recommending to the Board of Directors to take certain unstated "necessary steps" to modify the Bylaws and the Certificate of Incorporation. It is not clear what these steps are and whether they are merely ministerial in nature, such as the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, or whether they are more substantive in nature, such as drafting the wording of specific amendments for approval by the Stockholders at the next annual meeting of the Stockholders.

VOTE REQUIRED

     The vote required for the approval of the Stockholders' Proposal is the affirmative vote of a majority of the shares of Common Stock issued, outstanding and entitled to vote on the Record Date (excluding treasury stock).

     This conclusion is based, in part, upon a discussion between the Company and one of the proponents of the Stockholders' Proposal, during which the proponent stated that it is his intent and belief that a vote for the Stockholders' Proposal would constitute a vote in favor of an amendment to the Certificate of Incorporation and the Bylaws.

     The Company is a Delaware corporation. The affirmative vote of a majority of the outstanding shares entitled to vote at a meeting considering a proposed amendment to a corporation's certificate of incorporation is required to adopt such an amendment. Similarly, under Section 7 of Article VI of the Company's Bylaws, the affirmative vote of holders of not less than a majority of the outstanding shares of stock entitled to vote generally upon the election of directors (considered for this purpose as one class) is required to adopt an amendment to the Bylaws.

MANAGEMENT'S RECOMMENDATION

     Proxies received by the Company will be voted "AGAINST" the Stockholders' Proposal unless a contrary vote is specified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 3, THE STOCKHOLDERS' PROPOSAL DESCRIBED ABOVE.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned during the last three fiscal years by the current Chief Executive Officer ("CEO"); each of the other five most highly compensated executive officers of the Company (based on 2000 base salary plus bonus) who were serving as such at December 29, 2000, the Company's fiscal year-end; and the former Chief Executive Officer (collectively, the "Named Executive Officers").

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS
                                        ANNUAL COMPENSATION               -----------------------
                             ------------------------------------------   RESTRICTED
                                                           OTHER ANNUAL     STOCK      SECURITIES    ALL OTHER
                                    SALARY      BONUS      COMPENSATION     AWARDS     UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   ($)(1)     ($)(1)         ($)(2)         (3)        OPTIONS        ($)(4)
---------------------------  ----   -------   ---------    ------------   ----------   ----------   ------------
Patrick J. Martin(5).....    2000   366,154   2,400,000(6)   160,256(7)    200,000     1,000,000        30,158
  Chairman of the Board,
  President and Chief
  Executive Officer
Gary R. Anderson(8)......    2000   298,846      99,415(9)       279           -0-           -0-        41,384
  Corporate Vice             1999   269,533         -0-          130           -0-        93,600        29,689
  President, Operations      1998   247,483         -0-          972           -0-        13,500        21,222
  Technology
Alain Andreoli...........    2000   301,693     297,280(10)   77,922(11)     7,500       200,000        21,683(12)
  Corporate Vice             1999   268,087     131,947      129,612(13)       -0-        83,392           -0-
  President and General      1998   257,183         -0-      118,896(13)       -0-         4,452           -0-
  Manager, International
  Operations and Global
  Services
Susan W. Bailey(14)......    2000   350,000      84,000(15)    13,098          -0-           -0-        24,669
  Former Corporate Vice      1999   129,231     180,542(16)       N/A        7,500       500,000         1,911
  President, U.S./Canada
  Sales and Service
Gary D. Francis..........    2000   279,376     128,964(17)     7,244          -0-           -0-        19,613
  Vice President and         1999   259,644         -0-         5,747          -0-        90,931        13,333
  General Manager,           1998   252,506         -0-           N/A          -0-        11,250        14,527
  Automated Tape Solutions
Robert S. Kocol..........    2000   290,000     200,395(18)       124          -0-           -0-        17,406
  Corporate Vice President   1999   302,361         -0-           N/A        2,500       136,516        14,661
  and Chief Financial        1998   182,768         -0-           N/A          -0-         3,682         1,168
  Officer
David E. Weiss...........    2000   576,923         -0-         6,423          -0-           -0-     3,129,642(19)
  Former Chairman of the     1999   750,000         -0-         8,636          -0-       278,343       193,927
  Board, President and       1998   722,923         -0-           N/A          -0-       114,860        50,772
  Chief Executive Officer

---------------

 (1) Salary and bonus are reported in the year earned even if not actually paid until the following year. Any compensation that was deferred at the Named Executive Officer's election is included in the salary or bonus column for the year in which it was earned.

 (2) Perquisite amounts are not reported if total perquisites for the Named Executive Officer were not more than the lesser of: (i) $50,000; or (ii) 10 percent of the Named Executive Officer's annual salary and bonus. In addition to perquisites and personal benefits, Other Annual Compensation also includes, when applicable, amounts reimbursed during the fiscal year for the payment of taxes.

 (3) As of December 29, 2000, the aggregate number of restricted shares held by Named Executive Officers and their fair market values were as follows: Mr.
     Martin: 75,000 shares valued at $675,000; Mr. Andreoli: 7,500 shares valued at $66,750; Mr. Anderson: 6,264 shares valued at $56,063; Ms. Bailey: 7,500 shares valued at $66,750; Mr. Francis: 3,128 shares valued at $27,996; and Mr. Kocol: 2,500 shares valued at $22,250. The fair market value was calculated by multiplying the number of restricted shares held by the Named Executive Officer by $9.00, the closing price of the Company's Common Stock on December 29, 2000, and subtracting the purchase price.

     Mr. Martin received a restricted stock grant of 100,000 shares on July 11, 2000 that vested on July 14, 2000. He received a second restricted stock grant of 100,000 shares on November 7, 2000 with the following vesting schedule: 25,000 shares vested immediately; 25,000 shares vested on January 1, 2001; and 25,000 shares vest on each of January 1, 2002 and January 1, 2003.

     The restricted stock held by Mr. Anderson vested on March 31, 2001 pursuant to the terms of the Separation Agreement between the Company and Mr. Anderson. The restricted shares held by Mr. Andreoli and Mr. Kocol vest six years from the date of grant, but may be accelerated by the Compensation Committee of the Board of Directors during the first three years of grant based upon achievement of certain individual performance goals. Further, under the terms of the Retention Agreement between the Company and Mr. Kocol, if Mr. Kocol's employment is terminated (other than for cause), his restricted stock will immediately vest upon termination. The restricted shares held by Ms. Bailey were accelerated on January 5, 2001 under the terms of the Separation Agreement between the Company and Ms. Bailey.

     A holder of shares of restricted stock has all the rights of a stockholder, including the right to receive dividends, if any, except that the stock and any stock dividends are subject to a right of repurchase by the Company at the original purchase price paid by the holder and the shares may not be disposed of until the repurchase right lapses.

 (4) Amounts shown for 2000 include: (i) the value of premiums paid by the Company for Executive Group Term Life Insurance on behalf of the Named Executive Officers, as follows: Mr. Martin: $30,158; Mr. Anderson: $8,727; Mr. Andreoli: $2,287; Ms. Bailey: $3,050; Mr. Francis: $4,754; Mr. Kocol:
     $3,696; and Mr. Weiss: $152,471; (ii) the amount representing preferential interest (that portion of interest that is at above market rates under rules of the Securities and Exchange Commission) earned on deferred compensation, as follows: Mr. Anderson: $17,715; Ms. Bailey: $5,466; Mr.
     Francis: $2,789; Mr. Kocol: $5,210; and Mr. Weiss: $23,326; (iii) matching contributions made by the Company during fiscal year 2000 to the Company's 401(k) plan, as follows: Mr. Anderson: $3,404; Ms. Bailey: $7,538; Mr.
     Francis: $7,665; Mr. Kocol: $8,500; and Mr. Weiss: $5,682; and (iv) contributions by the Company to the deferred compensation plan, as follows:
     Mr. Anderson: $11,538; Ms. Bailey: $8,615; Mr. Francis, $4,405; and Mr.
     Weiss: $23,163.

 (5) Mr. Martin became an employee of the Company in July 2000.

 (6) Amount for Mr. Martin includes a one-time cash bonus of $2,000,000 paid at the commencement of Mr. Martin's employment and a cash bonus of $400,000 for fiscal year 2000 that was guaranteed as part of Mr. Martin's compensation package when he was hired as the Chairman, President and Chief Executive Officer.

 (7) Amount for Mr. Martin includes $153,411 in relocation expenses.

 (8) Mr. Anderson's employment with the Company ceased on March 31, 2001.

 (9) Amount for Mr. Anderson includes a bonus of $74,415 under the Company's Management by Objective (MBO) bonus program and a retention bonus of $25,000. Of the MBO bonus, Mr. Anderson received $44,649 in cash and $29,766 in Common Stock equivalents, which were converted to 2,290 shares of Common Stock upon Mr. Anderson's termination from the Company on March 31, 2001.

(10) Amount for Mr. Andreoli includes $242,263 under the Company's Management by Objective (MBO) bonus program and an additional cash bonus of $55,017. Of the MBO bonus, Mr. Andreoli received

     $177,460 in cash and $64,803 in Common Stock. The Common Stock was valued at $13.00 per share, the fair market value, as defined in the Company's amended and restated 1995 Equity Participation Plan, on February 2, 2001, the day the MBO bonus was approved by the Human Resources and Compensation Committee of the Board of Directors, thus resulting in Mr. Andreoli receiving 4,985 shares of Common Stock as part of his MBO bonus.

(11) Amount for Mr. Andreoli includes $63,376 in tax equalization payments and $14,307 paid in taxes on imputed interest.

(12) Amount for Mr. Andreoli includes $19,396 in imputed interest.

(13) Amounts for Mr. Andreoli include living accommodations of $95,278 in 1998 and $96,782 in 1999.

(14) Ms. Bailey ceased to be an executive officer and employee of the Company on January 5, 2001. She became an employee of the Company in August 1999.

(15) Amount for Ms. Bailey consists entirely of a cash bonus under the Company's MBO bonus program.

(16) Ms. Bailey received a one-time hiring bonus of $100,000 in 1999. As part of her employment package, she received a guaranteed bonus of $80,542 for fiscal year 1999, $60,411 of which was paid in cash and $20,131 of which was paid in 1,556 Common Stock equivalents. The Common Stock equivalents were converted to 1,556 shares of Common Stock upon Ms. Bailey's termination from the Company in January 2001.

(17) Amount for Mr. Francis includes a bonus of $72,964 under the Company's Management by Objective (MBO) bonus program, a retention bonus of $46,000 and a special bonus of $10,000. Of the retention bonus, $23,000 was paid in 2000 and $23,000 was paid in February 2001.

(18) Amount for Mr. Kocol includes a bonus of $65,395 under the Company's MBO bonus program, a retention bonus of $35,000 and a special bonus of $100,000 that was granted under the Retention Agreement between Mr. Kocol and the Company, $50,000 of which was paid in August 2000 and $50,000 of which was paid in January 2001. (See "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- Retention Agreement with Robert S. Kocol.") Of the MBO bonus, $39,237 was paid in cash and $26,158 was paid in Common Stock. The Common Stock was valued at $13.00 per share, the fair market value as defined in the Company's amended and restated 1995 Equity Participation Plan on February 2, 2001, the day the MBO bonus was approved by the Human Resources and Compensation Committee of the Board of Directors, thus resulting in Mr. Kocol receiving 2,013 shares of Common Stock as part of his MBO bonus.

(19) Amount for Mr. Weiss includes $2,925,000 of severance that was paid to Mr. Weiss upon his termination as Chairman, President and Chief Executive Officer in July 2000. (See note 4, "COMPENSATION OF EXECUTIVE
     OFFICERS -- Summary Compensation Table" for additional details of Mr. Weiss' "All Other Compensation.")

STOCK OPTION GRANTS TABLE

     The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 29, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                              -------------------------------------------------------------------------
                              NUMBER OF     % OF TOTAL
                              SECURITIES     OPTIONS
                              UNDERLYING    GRANTED TO
                               OPTIONS     EMPLOYEES IN     EXERCISE
                               GRANTED     FISCAL YEAR        PRICE                          GRANT DATE
NAME                            (1)(#)         2000       ($ PER SHARE)   EXPIRATION DATE    VALUE (2)
----                          ----------   ------------   -------------   ----------------   ----------
Patrick J. Martin...........  1,000,000(3)    38.33          $12.063         July 11, 2010   $7,366,800
Gary R. Anderson............        -0-         N/A              N/A                   N/A          N/A
Alain Andreoli..............    200,000(4)     7.67          $12.938      February 4, 2010   $1,580,220
Susan W. Bailey.............        -0-         N/A              N/A                   N/A          N/A
Gary D. Francis.............        -0-         N/A              N/A                   N/A          N/A
Robert S. Kocol.............        -0-         N/A              N/A                   N/A          N/A
David E. Weiss..............        -0-         N/A              N/A                   N/A          N/A

---------------

(1) These Non-Qualified Stock Options were granted under the Company's Amended and Restated 1995 Equity Participation Plan, as amended, at an exercise price equal to 100 percent of fair market value on the date of grant. In the event of an involuntary termination, other than for cause, the vesting of all outstanding stock options will accelerate and all outstanding options will immediately vest and the options may be exercised at any time prior to their original expiration date. In the event of a voluntary termination or a termination for cause, the option holder will have the right to exercise these stock options to the extent vested at that time for a period of 90 days (with respect to Mr. Martin, 180 days plus any number of days during which exercise would be restricted for any reason) and all unvested stock options shall be forfeited. In the event of a recapitalization, stock dividend, merger, consolidation or reorganization (excluding any reorganization under the U.S. Bankruptcy Code), or sale of all or substantially all of the assets of the Company, the number and kinds of shares and exercise price will be adjusted, as appropriate. In the event of a hostile tender offer, the vesting period of all options outstanding will accelerate. These options are not transferable, except upon disability, or upon death, transferable pursuant to testamentary will or pursuant to the laws of descent and distribution or, if permitted by applicable laws, by the Committee to a limited class of persons.

(2) Grant date value is calculated using a modified Black-Scholes pricing model. The assumptions used in the pricing model are as follows: Expected Life of Option, 4.4 years; Volatility, 72.42 percent; Annual Rate of Quarterly Dividends, 0.0 percent; Risk-Free Rate, 5.94 percent. THE MODIFIED BLACK-SCHOLES MODEL IS ONE OF THE SECURITIES AND EXCHANGE COMMISSION'S ACCEPTABLE METHODS OF CALCULATING GRANT DATE VALUE AND DOES NOT IN ANY WAY REPRESENT THE COMPANY'S ESTIMATE OR PROJECTION OF FUTURE STOCK PRICES. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Company's Common Stock, the continued employment of the Named Executive Officer holding the option through its vesting period, and the subsequent exercise of the option by the Named Executive Officer.

(3) The vesting schedule for these options is as follows: 250,000 shares vested immediately upon grant; 250,000 shares vested on January 1, 2001; and 250,000 shares will vest on each of January 1, 2002 and January 1, 2003.

(4) The vesting schedule for these options is as follows: with regard to 140,000 option shares granted to Mr. Andreoli, one-third will vest on each of February 4, 2001, 2002 and 2003; with regard to the remaining 60,000 option shares granted to Mr. Andreoli, all such options shall vest on February 4, 2006, provided that vesting of such options shall be accelerated based upon the price of the Company's Common Stock according to the following formula: if the closing price of the Company's Common Stock on the New York Stock Exchange as quoted in The Wall Street Journal equals or exceeds one and one-half times the exercise price for 20 consecutive trading days, then 30,000 shares will vest as of such twentieth day; and, if such price of the Common Stock increases two times the exercise price for 20 consecutive trading days, then the remaining 30,000 shares will vest as of such twentieth day.

STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information regarding stock options exercised by Named Executive Officers during the fiscal year ended December 29, 2000, and options held by them at fiscal year-end 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                               SHARES                     UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                              ACQUIRED                     OPTIONS AT FY-END(#)            FY-END($)(1)
                                 ON           VALUE      -------------------------   -------------------------
NAME                         EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                         -----------   -----------   -------------------------   -------------------------
Patrick J. Martin..........    -0-           -0-              250,000/750,000             0/0
Gary R. Anderson...........    -0-           -0-                41,212/84,214             0/0
Alain Andreoli.............    -0-           -0-               25,534/266,310             0/0
Susan W. Bailey............    -0-           -0-              100,000/400,000(2)          0/0
Gary D. Francis............    -0-           -0-                46,584/86,940             0/0
Robert S. Kocol............    -0-           -0-               37,399/109,569             0/0
David E. Weiss.............    -0-           -0-               1,243,197(3)/0             0/0

---------------

(1) None of the unexercised options were in-the-money at December 29, 2000. The closing price of the Company's Common Stock on the New York Stock Exchange as quoted in The Wall Street Journal on December 29, 2000 was $9.00.

(2) The unvested portions of Ms. Bailey's stock options were accelerated on January 5, 2001. All such stock options expired on April 6, 2001 unexercised.

(3) On December 30, 2000, 16,000 option shares belonging to Mr. Weiss expired and on December 31, 2000, another 102,488 option shares expired.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

     None of the current members of the Compensation Committee is, or has ever been, an employee of the Company. No executive officer of the Company served as:
(i) a member of a compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served as a member of the Company's Compensation Committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     The following discussion relates to employment contracts, termination of employment contracts and change-in-control arrangements that the Company has entered into with certain of its executive officers.

EMPLOYMENT AGREEMENT WITH PATRICK J. MARTIN

     The Company and Patrick J. Martin, its Chairman of the Board, President and Chief Executive Officer, entered into an employment agreement (the "Martin Employment Agreement") in July 2000. Pursuant to the terms of the Martin Employment Agreement, Mr. Martin receives an annual base salary and participates in the Company's Management by Objective (the "MBO") bonus program. Mr. Martin's current base salary has been fixed at $800,000, which may be adjusted from time to time. Mr. Martin's current MBO bonus potential ranges from 100 percent to 350 percent of his annual salary, with the actual percentage dependent upon the Company's and Mr. Martin's achievement of certain pre-defined performance goals established by the Board of Directors, or a committee thereof. Pursuant to the Martin Employment Agreement, Mr. Martin received a cash sign-on bonus of $2,000,000, was granted an option to purchase 1,000,000 shares of Common Stock, vesting over three years, was granted 100,000 shares of restricted Common Stock (the restrictions of which have lapsed) and was granted an additional 100,000 shares of restricted Common Stock, which vest over a 42-month period (the restrictions of which have lapsed with respect to 50,000 shares). Mr. Martin received a minimum bonus of $400,000 for 2000 and is guaranteed a minimum bonus of $800,000 for 2001. Mr. Martin also received reimbursement of relocation expenses and a one-time relocation allowance equal to 8 percent of his base salary. Mr. Martin also is eligible to participate in the Company's equity participation plan, profit sharing and thrift plan, deferred compensation plan and the executive officer life and medical insurance programs, and receives an automobile allowance and limited reimbursement for financial services.

     The Martin Employment Agreement provides for severance benefits in the event of involuntary termination without Cause (as defined below). In certain circumstances, in order to maximize the benefits to Mr. Martin, Mr. Martin's severance and other benefits may be reduced in order to avoid the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. Following an involuntary termination without Cause or a termination upon a Change in Control, Mr. Martin is entitled to receive, among other things:
(i) a lump sum severance payment equal to the sum of: (a) two times base salary for the fiscal year in effect (three times, if upon a Change in Control); plus
(b) two times MBO target bonus potential, whether or not such bonus would have been otherwise payable (three times, if upon a Change in Control); (ii) the balance of any guaranteed bonuses to the extent not previously paid; (iii) accelerated vesting of any stock options and the lapse of any Company-imposed restrictions upon restricted stock granted by the Company; (iv) a lump sum payment to cover the estimated cost of medical benefits for two years after termination (three years, if upon a Change of Control); (v) continuation of long-term disability insurance benefits for two years after termination (three years, if upon a Change of Control); (vi) certain financial and tax and estate planning services; and (vii) payment of relocation expenses to the location of Mr. Martin's choice in the United States.

     In order to receive any severance payments, Mr. Martin must first execute and deliver to the Company a settlement and release agreement.

     The Martin Employment Agreement provides for certain benefits upon a termination due to death, including the vesting of all stock options and restricted stock and the payment of guaranteed bonuses, if any.

     Upon a voluntary termination by Mr. Martin or if the Company terminates Mr. Martin for Cause, Mr. Martin will receive compensation only through the date of termination and Mr. Martin will have 180 days within which to exercise his vested stock options (extended for any time during which exercise would be restricted for any reason).

     Under the Martin Employment Agreement, the term "Cause" means: (i) Mr. Martin is convicted of a felony involving moral turpitude or fraud against the Company; or (ii) Mr. Martin is found guilty of willful gross neglect or willful gross misconduct in carrying out his duties described in the Martin Employment Agreement, resulting in material economic harm to the Company, unless Mr. Martin believed in good faith that his action or non-action was in or not opposed to the best interests of the Company.

     Under the Martin Employment Agreement, the term "involuntary termination" means (i) termination of Mr. Martin's employment by the Company for reasons other than Cause; (ii) disability, (iii) termination of Mr. Martin's employment during the 24-month period following a Change in Control for reasons other than Cause; (iv) the failure of the Company to obtain assumption of the Martin Employment Agreement by any successor to the Company; (v) without Mr. Martin's consent, his relocation to a location more than 50 miles from the Company's principal offices in Louisville, Colorado; (vi) a reduction in salary and target bonus without the consent of Mr. Martin; (vii) the failure of the Company to elect Mr. Martin to the positions of Chairman of the Board of Directors, President and Chief Executive Officer; (viii) a change in reporting structure so that Mr. Martin reports to someone other than the Board of Directors; (ix) a significant reduction of duties, authority or responsibilities of Mr. Martin without his consent; (x) any action by the Company that would substantially diminish Mr. Martin's awards under the Company's bonus and benefit plans; or (xi) any action by the Company that could substantially diminish the aggregate value of benefits provided to Mr. Martin under the Company's medical, health, accident, disability, life insurance, thrift and retirement plans.

     Under the Martin Employment Agreement, the term "Change of Control" means the occurrence of any of the following events: (i) the acquisition by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act) of 35 percent or more of the total voting power represented by the Company's then-outstanding voting securities, other than the Company or a person or group who, directly or indirectly controls, is controlled by, or is under common control with, the Company; (ii) a change in the majority of the Board of Directors from the members of the Board on the effective date of the Martin Employment Agreement, unless any person becoming a Director on a subsequent date was supported by three-quarters of the incumbent Directors; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51 percent of the total voting power of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iv) the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or the sale or disposition by the Company of all or substantially all the Company's assets.

     Upon the payment of any severance to Mr. Martin, the Martin Employment Agreement provides that, for a period of 24 months following termination, Mr. Martin shall not, directly or indirectly: (i) engage in any activity in competition with the Company; or (ii) induce or attempt to influence or encourage any employee of the Company to leave the Company.

EMPLOYMENT AGREEMENT WITH DAVID E. WEISS

     The Company and David E. Weiss, its then-Chairman of the Board, President and Chief Executive Officer, entered into an employment agreement (the "Weiss Employment Agreement") in May 1999. In January 2000, Mr. Weiss recommended that the Board of Directors ask him to resign as Director, Chairman of the Board, President and Chief Executive Officer. The Board accepted Mr. Weiss' proposal and asked him to resign from all such positions upon the election of a successor to the positions. In July 2001, the Company subsequently entered into a Separation and Mutual Release Agreement with Mr. Weiss, the terms of which superseded the Weiss Employment Agreement. (See "Separation and Mutual Release Agreement with David E. Weiss" below).

     Pursuant to the terms of the Weiss Employment Agreement, Mr. Weiss received an annual base salary and participated in the Company's MBO program. Mr. Weiss' annual base salary was set at $750,000, and the target MBO bonus potential was 95 percent of base salary. Mr. Weiss also participated in the Company's equity participation plan, profit sharing and thrift plan, deferred compensation plan and the executive officer life and medical insurance programs, and received an automobile allowance and limited reimbursement for financial services.

     The Weiss Employment Agreement provided for severance benefits in the event of involuntary termination without Cause (as defined below) and upon a Change in Control of the Company (as defined below). In certain circumstances, in order to maximize the benefits to Mr. Weiss, Mr. Weiss' severance and other benefits could have been reduced in order to avoid the excise tax imposed pursuant to
Section 4999 of the Internal Revenue Code of 1986, as amended. Following an involuntary termination without Cause, including a termination for any reason other than Cause within 24 months following a Change in Control, Mr. Weiss was entitled to receive, among other things: (i) a lump sum severance payment equal to the sum of: (a) two times base salary for the fiscal year in effect (three times, if upon a Change in Control); plus (b) two times target bonus potential, whether or not such bonus would have been otherwise payable (three times, if upon a Change in Control); (ii) a lump sum payment to cover the estimated cost of medical benefits and payment for life and disability insurance benefits for two years after termination; and (iii) accelerated vesting of any stock options and the lapse of any Company-imposed restrictions upon restricted stock granted after May 19, 1999, along with an extension of the term of all stock options granted by the Company to one year after the termination date.

     Upon a voluntary termination by Mr. Weiss or if the Company terminated Mr. Weiss for Cause, Mr. Weiss would have received compensation only through the date of termination.

     Under the Weiss Employment Agreement, the term "Cause" was defined as: (i) the willful failure by Mr. Weiss to perform his duties and responsibilities;
(ii) the willful breach by Mr. Weiss of his employment agreement or any other written agreements between Mr. Weiss and the Company; (iii) the gross negligence or dishonesty by Mr. Weiss in the performance of his duties; (iv) a willful violation by Mr. Weiss of any of the Company's Corporate Policies and Practices;
(v) conduct or activities by Mr. Weiss that materially conflict with the interest of or injure the Company, or materially interfere with the duties owed to the Company; (vi) refusal by Mr. Weiss to comply with or material neglect by Mr. Weiss of instructions received from the Board; and (vii) conviction of Mr. Weiss (including a plea of guilty or nolo contendere) for a felony.

     Under the Weiss Employment Agreement, the term "involuntary termination" was defined as: (i) termination of Mr. Weiss' employment by the Company for reasons other than Cause; (ii) death or disability, (iii) termination of Mr. Weiss' employment during the 24-month period following a Change in Control for reasons other than Cause; (iv) the failure of the Company to obtain assumption of the Weiss Agreement by any successor to the Company; (v) without Mr. Weiss' consent, his relocation to a location more than 50 miles from the Company's principal offices in Louisville, Colorado; (vi) a material reduction in salary and target bonus without the consent of Mr. Weiss, with material reduction generally deemed to be greater than 15 percent; or (vii) a significant reduction of duties, authority or responsibilities or change in reporting relationship of Mr. Weiss without his consent.

     Under the Weiss Employment Agreement, the term "Change of Control" was defined as the occurrence of any of the following events: (i) the acquisition by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act), other than the Company or a person or group who, directly or indirectly controls, is controlled by, or is under common control with, the Company, of the beneficial ownership of securities of the Company representing 25 percent or more of the total voting power of the Company; (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or the sale or disposition by the Company of all or substantially all the Company's assets.

     Upon the payment of any severance to Mr. Weiss, the Weiss Employment Agreement provided that, for a period of 24 months following termination, Mr. Weiss would not, directly or indirectly: (i) engage in any activity in competition with the Company or harmful or contrary to the interests of the Company; (ii) induce or attempt to influence or encourage any employee of the Company to leave the Company or provide the names of Company employees to any other person or entity; or (iii) participate in a hostile takeover of the Company.

SEPARATION AND MUTUAL RELEASE AGREEMENT WITH DAVID E. WEISS

     The Company and David E. Weiss, its then-Chairman of the Board, President and Chief Executive Officer, entered into a Separation and Mutual Release Agreement (the "Weiss Separation Agreement") in July 2000. Under the terms of the Weiss Separation Agreement, Mr. Weiss received a severance payment of $2,925,000, equal to two times his then-current base salary and two times his target 2000 MBO bonus. Mr. Weiss also received continuation of certain company benefits, including lifetime medical insurance for Mr. Weiss and his spouse, long-term disability insurance, life insurance, and financial planning services. Also, as part of his separation package, all unvested stock options and restricted stock were accelerated so that all outstanding options were immediately exercisable and all restricted stock was released to Mr. Weiss. Mr. Weiss received the remainder of the 10-year option term to exercise previously vested stock options that had been granted since November 1995, and a one-year extension to exercise accelerated stock options granted since November 1995.

     Under the terms of the Weiss Separation Agreement, for 24 months after the date of termination, Mr. Weiss agreed not to accept any employment with or serve as a consultant or advisor to any employer that is in competition with the Company, unless he receives prior permission from the Company. Mr. Weiss also agreed not to solicit or encourage any employee of the Company to leave the Company or provide the names of Company employees to any other person or entity.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company has entered into an employment agreement (the "NEO Agreement") with Gary R. Anderson, Alain Andreoli, Susan W. Bailey, Robert S. Kocol, Gary D. Francis, and certain other executive officers, which provides for annual base compensation and participation in the Company's MBO bonus program. In addition, the Company has entered into a retention agreement with Mr. Kocol and an extension thereto, a retention agreement and a separation agreement with Mr. Anderson and a separation agreement with Ms. Bailey (collectively referred to as the "Individual Agreements.") Each one of the Individual Agreements was negotiated separately with the Named Executive Officer involved and each was based upon the particular facts and circumstances regarding each such Named Executive Officer.

     Under the terms of the NEO Agreement, the level of MBO bonus program potential varies from executive officer to executive officer, ranging from 50 percent to 60 percent of base salary, depending upon such executive officer's level of responsibility, if the targeted performance criteria are met. Actual awards under the MBO bonus program may be greater if the target performance criteria are exceeded, or less if the target performance criteria are not achieved. Each Named Executive Officer may also participate in the Company's equity participation plan, profit sharing and thrift plan, deferred compensation plan and the executive officer life and medical insurance programs, and receives an automobile allowance and limited reimbursement for financial advice.

     The NEO Agreement provides for severance payments in the event of an involuntary termination without Cause, including a termination for any reason other than Cause within 24 months after a Change in Control. The terms "Change in Control" and "Cause" are defined in the NEO Agreements in the same manner as those terms are defined in the Weiss Employment Agreement. Upon an involuntary termination without Cause, the Named Executive Officer is entitled to receive severance payments equal to: (i) such executive officer's annual base salary; plus (ii) such executive officer's target bonus for the fiscal year then in effect, whether or not such bonus would have been otherwise payable. Upon an involuntary termination after a Change of Control, the Named Executive Officer (other than Mr. Francis) is entitled to receive severance payments in an amount equal to: (i) two times such executive officer's annual base salary; plus (ii) two times such executive officer's target bonus for such year, whether or not the bonus would have been otherwise payable. With respect to Mr. Francis, upon a termination after a Change of Control, Mr. Francis is entitled to receive severance payments in an amount equal to: (i) one times his annual base salary; plus (ii) one times his target bonus for such year, whether or not the bonus would have been otherwise payable. Additionally, upon an involuntary termination, each Named Executive Officer (other than Mr. Francis) is entitled to the immediate vesting of any unvested stock options and lifting of all Company-imposed restrictions on restricted stock granted on or after (but not prior to) the effective date of the individual's NEO Agreement. The NEO Agreements have effective dates ranging from September 1, 1999 to January 1, 2000. Pursuant to the Kocol Retention Agreement (as hereinafter defined), upon an involuntary termination, all unvested stock options and restricted stock granted to Mr. Kocol vest immediately, regardless of the date of grant.

     Upon the payment of any severance to a Named Executive Officer, the NEO Agreement provides that such executive officer shall not, directly or indirectly: (i) for a period of 12 months following termination, engage in any activity in competition with the Company or harmful or contrary to the interests of the Company; or (ii) for a period of 24 months following termination, induce or attempt to influence or encourage any employee of the Company to leave the Company or provide the names of Company employees to any other person or entity. In addition, the payment of any severance is tied to the executive officer executing and delivering to the Company a settlement and release agreement.

RETENTION AGREEMENT AND SEPARATION AGREEMENT WITH GARY R. ANDERSON

     On January 18, 2000, the Company entered into a Retention Agreement (the "Anderson Retention Agreement") with Gary Anderson, its Corporate Vice President, Operations Technology. On March 31, 2001, the Company entered into a Separation Agreement (the "Anderson Separation Agreement") with Mr. Anderson.

     Pursuant to the Anderson Separation Agreement and the Anderson Retention Agreement, Mr. Anderson shall receive, by April 30, 2001, a severance payment equal to $697,500, representing the sum of one and one-half times his annual base salary and one and one-half times his target MBO bonus for 2001.

     Pursuant to the Anderson Retention Agreement, on March 31, 2001, all of Mr. Anderson's unvested stock options vested and the Company's right to repurchase any previously granted shares of restricted stock lapsed. Mr. Anderson will have 90 days from March 31, 2001 to exercise these stock options.

     Upon the payment of any severance to Mr. Anderson, (i) for a period of 18 months after termination, Mr. Anderson shall not, directly or indirectly, engage in any activity for or on behalf of certain competitors of the Company or that is harmful or contrary to the interests of the Company; and (ii) for a period of 24 months after termination, Mr. Anderson shall not, directly or indirectly, induce or attempt to influence or encourage any employee of the Company to leave the Company.

RETENTION AGREEMENT WITH ROBERT S. KOCOL

     On January 27, 2000, the Company entered into a Retention Agreement with Robert S. Kocol, its Corporate Vice President and Chief Financial Officer, as extended by the Extension of Retention Agreement dated as of July 31, 2000 (collectively, the "Kocol Retention Agreement"). Pursuant to the Kocol Retention Agreement, as extended, Mr. Kocol agreed to remain an employee of the Company at least through December 31, 2000.

     Mr. Kocol received a cash retention payment of $50,000 in August 2000 and $50,000 in January 2001 under the terms of the Kocol Retention Agreement. Upon termination (other than for cause, as defined in the NEO Agreement) and contingent upon Mr. Kocol's execution and delivery of a settlement and release agreement, Mr. Kocol shall receive: (i) an amount equal to one and one-half times his then-current annual salary; (ii) an amount equal to one and one-half times his then-current annual MBO target bonus; and (iii) monthly payment of COBRA amounts due for up to 18 months for medical and dental coverage for his family comparable to those to which Mr. Kocol is eligible on his date of termination. In addition, all outstanding, unvested stock options held by Mr. Kocol will vest and all Company-imposed restrictions on Mr. Kocol's restricted stock grants will be lifted. Mr. Kocol will have 90 days following his termination date to exercise his outstanding stock options (which may be extended if Mr. Kocol is precluded by federal securities law from trading in stock of the Company because he possesses material, non-public information).

     Upon the payment of any severance to Mr. Kocol, the Retention Agreement provides that (i) for a period of 18 months after termination, Mr. Kocol shall not, directly or indirectly, engage in any activity for or on behalf of certain competitors of the Company or that is harmful or contrary to the interests of the Company; and (ii) for a period of 24 months after termination, Mr. Kocol shall not, directly or indirectly, induce or attempt to influence or encourage any employee of the Company to leave the Company.

SEPARATION AGREEMENT WITH SUSAN W. BAILEY

     On December 11, 2000, the Company entered into the Bailey Separation Agreement with Susan W. Bailey, its then-Corporate Vice President, U.S./Canada Sales and Service. Under the terms of the Bailey Separation Agreement, Ms. Bailey was involuntarily terminated, without cause, from the Company on January 5, 2001. Ms. Bailey received a severance payment of $560,000 (one year's base salary plus her target

MBO bonus for 2000), along with an additional cash payment of $70,000. Pursuant to the Bailey Separation Agreement, her 500,000 unvested stock options at an exercise price of $19.50 per share and her 7,500 shares of restricted stock were accelerated so that all outstanding options were immediately exercisable and all restricted stock was released to Ms. Bailey. Ms. Bailey received 90 days from her termination date of January 5, 2001 to exercise her stock options.

     Under the terms of the Separation Agreement, Ms. Bailey agreed that: (i) for a period of 12 months after January 5, 2001, she would not, directly or indirectly, engage in any activity for or on behalf of competitors of the Company; and (ii) for a period of 24 months after January 5, 2001, she would not, directly or indirectly, hire, solicit, or encourage any then-current Company employees to apply for employment with any person or entity with whom she is, or intends to be, employed; or, with whom she, or an entity in which she is employed, has a financial interest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In March 2001, the Company entered into a consulting agreement with Business Process Solutions ("BPS"), pursuant to which the Company may pay BPS up to $70,000 for consulting services and out-of-pocket expenses. BPS is controlled by Maurice Holmes, who served as a Director of the Company through May 2000.

INDEBTEDNESS OF MANAGEMENT

     During the fiscal year 2000, two executive officers of the Company were indebted to the Company in an amount in excess of $60,000.

     In April 2000, the Company provided a three-year loan to Alain Andreoli, its Corporate Vice President and General Manager, International Operations and Global Services, in the aggregate principal amount of $300,000. The loan was extended to Mr. Andreoli to assist in his relocation to the Company's Louisville, Colorado headquarters. The largest principal amount outstanding during fiscal year 2000 was $300,000. As of April 1, 2001, the aggregate principal amount of the loan outstanding is $200,000. The loan shall be forgiven in equal increments of $100,000 on each of January 1, 2002 and 2003, provided that Mr. Andreoli remains employed by the Company on the relevant date. Imputed interest accrues on the outstanding principal amount at a rate of 8.5 percent per annum. In addition, the imputed interest is grossed up at a rate of 41 percent during each taxable year in which imputed interest is earned. If Mr. Andreoli voluntarily terminates his employment or if his employment is terminated for cause, as defined in his NEO Agreement, the remaining principal balance plus accrued interest will become immediately due. If Mr. Andreoli's employment is involuntarily terminated under the terms of his NEO Agreement, any outstanding principal and accrued interest on the loan will be immediately forgiven.

     In July 2000, the Company provided a short-term bridge loan to Pierre Cousin, its then-Vice President, Client-Server Business Group, in the aggregate principal amount of $150,000. The loan was extended to Mr. Cousin to assist in his relocation to the Company's Louisville, Colorado headquarters. The largest principal amount outstanding during fiscal year 2000 was $150,000. Mr. Cousin has repaid the aggregate principal amount of the loan in full. The loan did not bear interest and Mr. Cousin received income in the amount of the imputed interest.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following persons were serving as executive officers of the Company as of April 1, 2001:

NAME                                                            TITLE                            AGE
----                                                            -----                            ---
Alain Andreoli.......................  Corporate Vice President and General Manager,             41
                                       International Operations and Global Services
Roger D. Archibald...................  Vice President and General Manager, Disk                  48
Jeffrey M. Dumas.....................  Corporate Vice President, General Counsel and Secretary   55
Gary D. Francis......................  Vice President and General Manager, Automated Tape        53
                                       Solutions
Roger C. Gaston......................  Vice President, Human Resources                           45
Jill F. Kenney.......................  Chief Marketing Officer                                   46
Robert S. Kocol......................  Corporate Vice President and Chief Financial Officer      44
Patrick J. Martin....................  Chairman of the Board, President and Chief Executive      59
                                       Officer
Michael R. McLay.....................  Vice President, U.S./Canada Sales and Services            41

     Mr. Andreoli was appointed Corporate Vice President and General Manager for International Operations and Global Services in February 2000. From June 1997 until this appointment, he served as Vice President and General Manager, EAME. Prior to joining StorageTek, Mr. Andreoli held various international and global management positions with Texas Instruments Incorporated (TI), a semiconductor company. His roles at TI included Regional Director for Northern Europe, Southern Europe, Eastern Europe, the Middle East and Africa as well as Director of the European and Global industrial segment and co-chairman of the global sales/marketing re-engineering effort.

     Mr. Archibald was appointed Vice President and General Manager, Disk in November 2000. From July 1998 until this appointment, he served as Vice President and General Manager, Enterprise Disk Business Group. Prior to joining StorageTek, Mr. Archibald served in various management positions at Hewlett-Packard Company, a computer and imaging products company. From 1993 to 1998, Mr. Archibald served as Worldwide Marketing Manager, Information Storage Group at Hewlett-Packard.

     Mr. Dumas was appointed Corporate Vice President, General Counsel and Secretary in September 1999. He joined the Company in August 1998 as Corporate Vice President and General Counsel. From April 1995 to August 1998, Mr. Dumas served as Vice President and General Counsel of Symbios, Inc. He served as Group Counsel-Work Stations Division at Silicon Graphics, Inc., a computer products company, from 1992 to 1994.

     Mr. Francis was appointed Vice President and General Manager, Automated Tape Solutions in November 2000. Prior to this appointment, from February 2000, Mr. Francis was Vice President, Corporate Strategy. From February 1997 until February 2000, Mr. Francis was Vice President and General Manager, Enterprise Nearline Business Group. From September 1993 to February 1997, Mr. Francis served as Vice President of the Nearline Business. Mr. Francis has been employed by StorageTek since 1976 in various other capacities.

     Mr. Gaston was appointed Vice President, Human Resources in March 2001. From 1996 to 2000, Mr. Gaston was Senior Vice President, Human Resources for Toys 'R Us, an international retail toy store. From 1993 to 1996, Mr. Gaston was Executive Vice President, Human Resources for Carson, Pirie, Scott & Co., a regional retail department store chain.

     Ms. Kenney was appointed Chief Marketing Officer in March 2001. From 1999 to 2000, Ms. Kenney served as Senior Vice President, North American Solutions Group, Xerox Corporation, a document products and services company. From 1998 to 1999, she served as Vice President and Regional General Manager, Xerox Business Services (East Region). From 1995 to 1998, Ms. Kenney served as Vice President and General Manager, Xerox Houston Customer Business Unit.

     Mr. Kocol was appointed Corporate Vice President and Chief Financial Officer in December 1998. From 1996 to 1998, he served as Vice President of Financial Planning and Operations. In 1991, Mr. Kocol joined the

Company's financial group as Director of Financial Operations and was subsequently promoted to Director of Worldwide Field Operations Finance and Administration.

     Mr. Martin was appointed Chairman of the Board, President and Chief Executive Officer in July 2000. Prior to joining StorageTek, Mr. Martin served in various management positions from 1977 to 2000 at Xerox Corporation, a document products and services company. From 1999 to 2000, Mr. Martin served as Corporate Senior Vice President/President -- North American Solutions Group. From 1998 to 1999, Mr. Martin was Corporate Senior Vice
President/President -- Developing Markets Operations and from 1996 to 1998, he was Corporate Vice President/President -- Canadian and Americas Operations.

     Mr. McLay was appointed Vice President and General Manager, U.S./Canada Sales and Service in December 2000. From 1999 to December 2000, Mr. McLay served as Vice President and General Manager, Central U.S. and Canada. From 1997 to 1999, Mr. McLay was President, StorageTek Canada. From 1996 to 1998, Mr. McLay served as Vice President, Business Development.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires certain persons, including the Company's Directors and Section 16 Officers, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("Commission"). The Company is required to disclose in this Proxy Statement any late or missed filings of those reports during 2000 by its Directors, Officers (as defined in the rules under Section 16 of the Exchange
Act) and greater than 10 percent stockholders. Based upon the Company's review of the reporting forms received by it, and written representations that it received from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its Directors, Officers and 10 percent stockholders were complied with in a timely manner for 2000, except that one report on Form 5 relating to one transaction, the grant of 1,306 shares of Common Stock in lieu of Director's fees to William Hoover, a director of the Company, was inadvertently filed after the applicable deadline.

The information provided below in Report of the Audit Committee of the Board of Directors is expressly excluded from incorporation by reference into any filings under the jurisdiction of the Securities and Exchange Commission.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of Storage Technology Corporation (the "Audit Committee") has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 29, 2000 (the "2000 Financial Statements").

     The Audit Committee has discussed with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU Section 380).

     The Audit Committee has received the written disclosures and the letter from PwC, the Company's independent accountants, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the 2000 Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000 for filing with the Securities and Exchange Commission.

        Richard C. Steadman (Chair)
        James R. Adams (through March 7, 2001)
        William R. Hoover
        Robert E. La Blanc

                            INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP ("PwC") served as the Company's independent accountants for the fiscal year ended December 29, 2000. The Audit Committee will make a recommendation to the Company's Board of Directors regarding the engagement of PwC to serve as independent accountants for the fiscal year ending December 28, 2001 at the next scheduled meeting of the Board of Directors, anticipated to occur on May 23, 2001.

     A representative of PwC is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and although PwC has indicated that no statement will be made, an opportunity for a statement will be provided.

       FEES BILLED BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL YEAR 2000

     The following information sets forth the fees billed to the Company by the Company's principal accountant, PricewaterhouseCoopers LLP ("PwC"), during fiscal year 2000.

     Audit Fees. Audit fees billed to the Company by PwC during the Company's 2000 fiscal year for auditing the Company's financial statements for the fiscal year ended December 29, 2000 and for reviewing the unaudited financial statements included in the Company's Quarterly Reports on Form 10-Q were approximately $900,000.

     Financial Information Systems Design and Implementation Fees. PwC did not render any professional services to the Company during the Company's 2000 fiscal year with respect to financial information systems design and implementation.

     All Other Fees. PwC's fees for all other professional services rendered to the Company during the Company's 2000 fiscal year were approximately $3,000,000, including audit-related services of approximately $1,400,000 and non-audit services of approximately $1,600,000. Audit-related services included fees for statutory audits for foreign subsidiaries, fees related to supporting internal auditing activities, employee benefit plans audits, and accounting consultations, but excluded the fees disclosed above under "Audit Fees." Non-audit services included fees for tax consultation, expatriate administration, tax return preparation, and other consultations.

     The Audit Committee considered the provision of non-audit services by the Company's independent auditors and determined that such services were compatible with the auditor's independence.

     The information provided below in Report of the Human Resources and Compensation Committee of the Board of Directors on Executive Compensation is expressly excluded from incorporation by reference into any filings under the jurisdiction of the Securities and Exchange Commission.

                 REPORT OF THE HUMAN RESOURCES AND COMPENSATION
         COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation (except that of the Company's Chief Executive Officer (the "CEO")) is determined by the Human Resources and Compensation Committee of the Board of Directors (the "Compensation Committee"), which consists entirely of non-employee Directors. During fiscal year 2000, the members of the Compensation Committee were Messrs. Robert E. Lee (Chair), William L. Armstrong and William T. Kerr (since May 18, 2000), and former Directors Harold Chandler (through May 16, 2000) and Maurice Holmes (through May 16, 2000). The current members of the Compensation Committee, as of March 8, 2001, are Messrs. Robert E. Lee (Chair), James R. Adams (commencing March 8,
2001), William L. Armstrong and William T. Kerr. None of the current or prior members of the Compensation Committee is, or ever has been, an employee of the Company. The compensation for the CEO is based upon a recommendation to the Board of Directors by the Compensation Committee and is voted upon by the Board of Directors.

I. EXECUTIVE OFFICER COMPENSATION

  A. Guiding Principles for Executive Officer Compensation

     The Compensation Committee has developed three basic principles that guide it in setting compensation for the Company's executive officers. These principles are:

     - pay for achievement of results, measured by both the Company's performance and the individual executive officer's performance;

     - pay the Company's executive officers competitively to ensure that the Company will be able to attract and retain high-quality executive officers; and

     - use a variety of equity-based incentives to align the compensation of the executive officers with the performance of the Company's Common Stock.

  B. Total Compensation

     Compensation for the Company's executive officers consists of four elements:

     - a base salary;

     - an annual performance bonus, if certain corporate and individual criteria set by the Compensation Committee are met;

     - stock options and other equity incentives, such as restricted stock awards and Common Stock equivalents (collectively, "Equity Incentives"); and

     - various other benefits.

     For the 2000 fiscal year, the total compensation of certain executive officers and employees of the Company included cash retention incentives to strengthen the Company's ability to retain such persons.

     The Compensation Committee believes that there should be an at-risk portion of each executive officer's compensation (the annual performance bonus and the Equity Incentives), along with the traditional fixed portion of each executive officer's compensation (base salary and various other benefits). The Compensation Committee periodically assesses the mix of at-risk and fixed compensation to ensure that the Company is offering to its executive officers compensation that is competitive within the industry in order to permit the Company to attract and retain high-quality executive officers.

          1. Base Salary

     The base salaries of the Company's executive officers are reviewed annually and in connection with new hires and promotions. During 2000, the Compensation Committee approved increases in base salary for certain of its executive officers to levels more competitive with current industry conditions. The Compensation Committee believes that, during 2000, the base salary that each executive officer was paid was at approximately the competitive market median.

          2. Bonuses

     In 1999, the Board of Directors approved a Management by Objectives ("MBO") Bonus Plan, the material terms of which were approved by the stockholders at the Company's 1999 Annual Meeting of Stockholders. The MBO Plan provides each executive officer an opportunity to earn a bonus based upon Company and individual performance goals. The Compensation Committee determines the MBO program design and the goals for each year. Each executive officer's bonus potential under the 2000 MBO program was stated as a percentage of his or her base salary. The 2000 MBO program included four levels of corporate performance (minimum, target, stretch and ultra-stretch) and had different corporate performance criteria for the first and second half-year payouts. The following Named Executive Officers were required to receive at least 40 percent of the MBO bonus in shares of Common Stock of the Company (or Common Stock equivalents that would be paid out in Common Stock upon the executive officer's termination of employment with the Company) and the remainder in cash: Mr. Anderson, Mr. Andreoli, Ms. Bailey and Mr. Kocol. One other executive officer was required to receive at least 40 percent of his MBO bonus in shares of Common Stock.

     The performance measures for the first half 2000 MBO bonus program were net income, revenue, restructuring cost savings and individual performance. Except for Mr. Andreoli and Ms. Bailey, net income and revenue growth served as the threshold criteria for first half payments. Because these thresholds were not met, no first half MBO bonuses were made except to Mr. Andreoli and Ms. Bailey. These two executive officers met their respective unique performance criteria, as adjusted by Mr. Weiss, the then-current President and Chief Executive Officer, at least at the minimum attainment level (regionally-based revenue growth and individual goals for Mr. Andreoli and sales pricing models, hiring objectives and individual goals for Ms. Bailey). The Compensation Committee waived the requirements that Ms. Bailey and Mr. Andreoli receive at least 40 percent of their first half MBO bonuses in equity, and these first half 2000 MBO bonuses were paid in cash.

     Upon the recommendation of Patrick J. Martin, the Company's new Chairman, President and Chief Executive Officer, the performance measures for the second half 2000 MBO program were revised to include fourth quarter revenue and pre-tax income and individual objectives for all but Mr. Andreoli and Ms. Bailey. Because the fourth quarter revenue and pre-tax income, as adjusted, met the minimum achievement level, and the other objectives were met at the target achievement level, second half 2000 MBO bonuses were paid to all of the current executive officers in February 2001. Mr. Andreoli was paid a second half MBO bonus based upon achieving his unique second half 2000 performance criteria at least at the minimum achievement level (these criteria being regionally-based revenue growth, Company goals and individual goals). Mr. Andreoli's second half MBO bonus was entirely paid in shares of Common Stock. Ms. Bailey's employment with the Company ceased in January 2001, before determination and payment of the second half 2000 MBO bonus, but she received certain cash payments under her termination agreement. (See "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- Separation Agreement with Susan Bailey.")

     During 1998 and 1999, the total cash compensation received by the executive officers was significantly less than that of competitors included in the salary surveys reviewed by the Compensation Committee. During 2000 -- a year in which there was a restructuring within the Company and an increasingly competitive job market -- the Compensation Committee approved a retention bonus program for the executive officers. Under this program, certain executive officers received cash bonuses, with one-half of cash retention bonus payable in September 2000 and the other one-half payable in February 2001, subject to continued employment on those dates. With the cash retention incentives and the second half 2000 MBO bonus payout, the total cash compensation paid to the Company's executive officers in 2000 was competitive, on the average, with the total cash compensation levels of competitors included in the salary surveys reviewed by the Compensation Committee. The Compensation Committee believes that this result is appropriate given the need to retain and attract qualified and experienced executive officers during 2000.

        3. Equity Incentives

     The Compensation Committee believes that Equity Incentives serve to link directly the compensation earned by the executive officers with the appreciation in value of the Company's stock and that Equity Incentives, to the extent that they are subject to vesting over time, serve as a retention tool. The Compensation Committee has used a variety of types of Equity Incentives and various vesting periods, which are structured to encourage the Company's executive officers to continue in the employ of the Company and motivate performance that will meet or exceed the expectations of the Company's stockholders. In determining the size of any Equity Incentive award, the Compensation Committee considers: (a) the value of the Equity Incentive award at the time of grant, using a modified Black-Scholes model; (b) the position held by the executive officer; (c) the executive officer's base cash compensation; and (d) the performance of the executive officer.

     The Compensation Committee considers stock option grants for executive officers annually, as well as in connection with new hires and promotions and for retention purposes. During 2000, the Compensation Committee did not approve annual grants of stock options to the executive officers because (a) significant retention stock options were awarded to the executive officers in 1999, and (b) other Equity Incentive programs were under consideration for planned implementation in 2001. During 2000, Equity Incentives in the form of stock options and restricted stock were only granted to executive officers for promotions or new hires.

     Between 1997 and 2000, grants of stock options to executive officers generally included both corporate financial performance and continued employment requirements for vesting. Of these stock option grants, 70 percent of each such grant had a three-year annual tenure vesting schedule, and the remaining 30 percent of each grant had a six-year vesting schedule, with potential accelerated vesting during the first three years if certain Company performance criteria are met. During 2000, the Compensation Committee did not accelerate the vesting on any such stock options because the Company did not meet the performance criteria.

     Between 1997 and 2000, the Compensation Committee also granted Equity Incentives to certain executive officers that included the potential for accelerated lapse of restrictions on the restricted stock or vesting of the stock options based on the attainment of individual performance goals. During 2000, the Compensation Committee determined that one executive officer met the relevant individual performance goals and the Compensation Committee released the restrictions on 833 shares of restricted stock previously granted to such executive officer. If the Equity Incentive awards are not accelerated, the vesting of the stock options and the lapse of restrictions on restricted stock will occur six years from the date of grant.

     The Compensation Committee reviewed the Company's equity vesting policy relative to industry practice and determined that longer vesting schedules for stock options and restricted stock may increase the retention potential of these awards. The Compensation Committee also determined that performance-based acceleration of options and restricted stock did not provide sufficient performance-based benefit to justify further deviation from the standard tenure-based vesting schedule. Thus, in November 2000, the Compensation Committee approved an extension of the standard annual incremental vesting schedule from three years to four years for future Equity Incentives and recommended that future Equity Incentives not have provisions for performance-based acceleration. Under this vesting schedule, stock options and restricted stock will vest in equal increments on the first four anniversaries of the grant date.

          4. Other Benefits

     The executive officers are eligible to participate in the various medical, dental, life, disability, employee stock purchase and other benefit programs that are generally made available to all salaried employees of the Company. The executive officers also receive additional Company-paid benefits (collectively, the "Benefits") not made available to all salaried employees including: (a) reimbursement for certain out-of-pocket expenses associated with medical program coverage, up to a maximum of $5,000 per year; (b) an individually-owned universal life insurance policy in an amount equal to three times such executive officer's base salary (as compared to two times base salary, as is the case for other salaried employees);
(c) an auto allowance and financial planning services; (d) the opportunity to participate in a deferred compensation plan; (e) in certain circumstances, the opportunity to have the Company pay, on a tax grossed-up basis, for certain spousal travel to an annual sales performance program; and (f) in certain instances, reimbursement for dues related to airline and club memberships.

II. CEO COMPENSATION

  A. Current CEO Compensation

     Patrick J. Martin was appointed Chairman, President and Chief Executive Officer ("CEO") of the Company in July 2000. During the first half of the year, the Board of Directors engaged a nationally recognized executive recruitment firm for assistance in identifying candidates for the CEO position. Upon selection of Mr. Martin as the CEO candidate, the Compensation Committee negotiated and the Board approved an employment contract designed to attract and retain Mr. Martin as CEO, be competitive with the market, and reflect Mr. Martin's qualifications and experience. The new CEO compensation package included a signing bonus, competitive salary, minimum guaranteed bonuses for his first two calendar years of service, Equity Incentives and relocation assistance.

     The Board approved, based on the Compensation Committee's recommendations, Mr. Martin's annual starting salary of $800,000, and a signing bonus of $2,000,000. Mr. Martin received a guaranteed bonus of $400,000 for 2000 and is entitled to a guaranteed target bonus for 2001 of $800,000 or his MBO program bonus, whichever is greater. Mr. Martin's MBO bonus potential ranges from 100 percent of base salary at target performance to 350 percent of base salary at ultra-stretch performance. Mr. Martin was granted stock options to purchase 1,000,000 shares of Common Stock that vest over a period of three years and an initial grant of 100,000 shares of restricted stock on July 7, 2000, and a supplemental grant of 100,000 shares of restricted stock on November 7, 2000. Of the restricted stock awarded, the restrictions on 100,000 shares were lifted on July 14, 2000; the restrictions on 25,000 shares were lifted on November 7, 2000; the restrictions on 25,000 shares were lifted on January 1, 2001; and the restrictions on 25,000 shares will be lifted on each of January 1, 2002 and January 1, 2003.

     Specific terms of Mr. Martin's employment and compensation are described in the CEO Employment Agreement between Mr. Martin and the Company. (See "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- Employment Agreement with Patrick J. Martin.")

  B. Former CEO Compensation

     In January 2000, David E. Weiss, the then-current CEO of the Company, recommended that the Board of Directors ask him to resign as Director, Chairman of the Board, President and Chief Executive Officer. The Board accepted Mr. Weiss' proposal and asked him to resign from all such positions upon the election of a successor. In light of Mr. Weiss' impending termination, the Committee did not approve any salary increases, bonuses or equity awards for Mr. Weiss during 2000. The Compensation Committee determined that, under the terms of the Employment Agreement between Mr. Weiss and the Company, dated May 19, 1999 (the "Weiss Employment Agreement"), Mr. Weiss' employment with the Company was involuntarily terminated without cause. (See "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- Employment Agreement with David E. Weiss.")

     In July 2000, the Company entered into a Separation and Mutual Release Agreement with Mr. Weiss (the "Weiss Separation Agreement"). (See "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS -- Separation and Mutual Release Agreement with David E. Weiss.") In determining Mr. Weiss' termination package, the Compensation Committee considered the terms of the Weiss Employment Agreement; Mr. Weiss' overall service to the Company; and certain supplemental benefits previously awarded to other executive officers upon their terminations. The Weiss Separation Agreement was approved by the Board upon recommendation from the Compensation Committee in July 2000.

     Under the terms of the Weiss Separation Agreement, Mr. Weiss received a severance payment of $2,925,000, equal to two times his base salary and two times his target 2000 MBO bonus. Mr. Weiss also received continuation of certain Company benefits, including lifetime medical insurance (for himself and his spouse), long-term disability insurance, life insurance coverage for three years, and certain limited financial planning services. Also, as part of his separation package, all unvested stock options and restricted stock were accelerated so that all outstanding options were immediately exercisable and all restricted stock was released to Mr. Weiss. In addition, the time period within which Mr. Weiss may exercise certain of his stock options was extended. Those options granted since November 1995 that were accelerated must be exercised within one year of Mr. Weiss' termination date. Those options granted since November 1995 that were not accelerated must be exercised within 10 years from the date of each granting. He did not receive any extensions in the exercise period for stock options granted prior to December 1995 under the Company's other equity participation plans.

III. STOCK OWNERSHIP GUIDELINES

     In January 1998, the Compensation Committee implemented guidelines for minimum stock ownership for the CEO and the executive officers. The guidelines are expressed in terms of a set number of shares of Common Stock, including Common Stock equivalents and vested restricted stock, but excluding any vested but unexercised Equity Incentives. The Company's CEO and executive officers are expected to achieve compliance with the stock ownership guidelines over a three-year period from the time of their first election or appointment as an executive officer. The Compensation Committee believes that these guidelines will further align the interests of the CEO and the executive officers with those of the stockholders. All of the Company's executive officers who have been executive officers for more than three years and the CEO have met the stock ownership guidelines.

IV. TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In setting executive officer and CEO compensation, the Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, and the regulations thereunder ("Section 162(m)"). Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for a CEO or any of the Named Executive Officers, unless such compensation is performance-based. The Compensation Committee's policy is to qualify, to the extent reasonable, the CEO's and executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the CEO and the executive officers necessary for the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in certain circumstances. Some components of total compensation for the current and former CEOs and certain executive officers during 2000, including signing bonuses and guaranteed annual bonuses for newly hired or promoted executive officers, cash retention incentives, severance payments and restricted stock grants made to such persons do not currently qualify as performance-based within the meaning of Section 162(m), so that the deductibility by the Company of such compensation expenses will not be permitted.

     Stock options included in the Equity Incentives and MBO bonus program are generally designed to qualify as performance-based plans within the meaning of
Section 162(m) so as to preserve deductibility by the Company of compensation paid under such plans. Upon the recommendation of Patrick J. Martin, the Company's new CEO, the Compensation Committee approved revisions to the performance measures for the second half 2000 MBO program to align the bonus criteria more closely with the Company's strategy and goals developed by Mr. Martin. Such revisions did not result in the loss of any deductions to the Company under Section 162(m) because the 2000 bonus paid to Mr. Martin was guaranteed under the Martin Employment Agreement (and therefore could not have been treated as performance-based compensation in any event) and no executive officer who received a second half 2000 MBO bonus payment had total compensation in excess of $1,000,000.

                                            THE HUMAN RESOURCES AND
                                            COMPENSATION COMMITTEE OF
                                            THE BOARD OF DIRECTORS

                                            Robert E. Lee, Chair
                                            James R. Adams (Since March 7, 2001)
                                            William L. Armstrong
                                            William T. Kerr (Since May 18, 2000)

The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts and is not to be deemed to be soliciting material.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock during the five years ended December 29, 2000, with the cumulative total return on the S&P 500 Index and the S&P Computer Hardware Index. The comparison assumes $100 was invested on December 31, 1995, in the Company's Common Stock and in each of such indices and assumes reinvestment of dividends, if any. Note that historic stock price is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

                                                    DATA POINTS

                                      ---------------------------------------------------------------------
                                        1995        1996        1997        1998        1999        2000
                                      ---------   ---------   ---------   ---------   ---------   ---------
Storage Technology Corporation           100         199         259         299         154          75
S&P 500 Index                            100         123         164         211         255         232
S&P Computer Hardware Index              100         134         196         343         495         315

                                 OTHER MATTERS

     The Company has received notice from a stockholder that the stockholder intends to present for discussion at the Annual Meeting a proposal pursuant to which the Company would be required to include in its proxy solicitation materials for the election of directors any individual who is nominated in accordance with the provisions of Article III, Section 2 of the Company's Bylaws and who agrees to serve if elected (the "Floor Proposal"). It is the intention of the proxy holders named in the enclosed proxy card to use their discretionary voting authority to vote against the Floor Proposal if it properly comes before the Annual Meeting for consideration. In addition, with regard to any other business matters that properly come before the Annual Meeting for consideration, the proxy holders intend to use their discretionary voting authority in accordance with their judgment.

     Under the Company's Bylaws, a shareholder wishing to properly present a matter at the Annual Meeting that is not included in the proxy statement must notify the Company (by mail or personal delivery of notice) not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's Annual Meeting was mailed to stockholders (the "Advance Notice Period"). The stockholder's notice must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the Annual Meeting; (b) the name and address (as they appear on the Company's books) of the stockholder proposing such business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of the Company owned by the stockholder or beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest of the stockholder or beneficial holder or other party on whose behalf the proposal is made in such business. The presiding officer of the Annual Meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

     With respect to the 2001 Annual Meeting, the Advance Notice Period commenced January 11, 2001 and ended on February 10, 2001. The only notice received from a stockholder during the Advance Notice Period was the notice described above regarding the Floor Proposal.

                      DEADLINES FOR STOCKHOLDER PROPOSALS
                     FOR THE COMPANY'S 2002 ANNUAL MEETING

     Any proposal that a stockholder may desire to present at the Company's Annual Meeting of Stockholders in 2002 and that such stockholder wishes to have included in the Company's proxy statement relating to such meeting must be received in writing by the Secretary of the Company on or before December 17, 2001 in order to be considered for possible inclusion in the Company's proxy materials.

     If a stockholder wishes to present a proposal at the Company's Annual Meeting in the year 2002 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company on or after January 16, 2002, but on or prior to February 15, 2002, which is the Advance Notice Period for such meeting, as described above. If a stockholder gives notice of such a proposal outside of the Advance Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ JEFFREY M. DUMAS
                                            Jeffrey M. Dumas
                                            Secretary

April 16, 2001

                                                                      APPENDIX A
                                                              TO PROXY STATEMENT

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
         (AS APPROVED BY THE BOARD OF DIRECTORS ON SEPTEMBER 14, 2000)

                         STORAGE TECHNOLOGY CORPORATION

     This Charter has been approved by the Audit Committee on September 13, 2000 and recommended for approval by the Board of Directors (the "Board") of Storage Technology Corporation (the "Company"). The Board approved this Charter on September 14, 2000.

I. GENERAL PURPOSE OF THE AUDIT COMMITTEE.

     The general purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the Company's annual audited financial statements provided by the Company to the public and governmental agencies. In addition, the Audit Committee shall review and oversee the activities of the Company's internal audit department and its independent auditors and their respective independence and processes.

II. COMPOSITION; TERM OF OFFICE.

     Members of the Audit Committee of the Board shall be elected annually by the Board at the Annual Meeting of the Board, held in connection with the Company's Annual Meeting of Stockholders. The Audit Committee shall be composed of at least three Directors from the Board. Prior to electing the members of the Audit Committee, the Board shall determine: (a) that each proposed member is "independent," as that term is defined with respect to members of an audit committee in the New York Stock Exchange Listing Manual (the "NYSE Manual"); (b) that each proposed member is financially literate, as such qualification is interpreted by the Board in its business judgment; and (c) at least one of the proposed members has accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

III. MEETINGS.

     The Audit Committee shall meet at such times as the Audit Committee deems necessary or appropriate. At such meetings, the Audit Committee shall, as it deems necessary or appropriate, meet privately in executive session separately with Company's senior management, the Company's independent auditors and/or the Company's director of internal audit.

IV. AUDIT COMMITTEE ACTIVITIES.

     A. The Company's Independent Auditors.

          (i) The independent auditors are ultimately accountable to the Board and such independent auditors shall be selected, evaluated, and, when appropriate, be replaced, by the Board, based upon the recommendations of the Audit Committee.

          (ii) The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement setting forth all relationships between the independent auditors and the Company. The Audit Committee shall discuss with the independent auditors their objectivity and independence in light of any non-audit relationships and make recommendations, if any, to the Board to take such actions to satisfy the Audit Committee of the independent auditors' independence.

          (iii) The Audit Committee shall review the scope of the independent auditors' annual audit of the Company's financial statements. The Audit Committee shall review with the independent auditors the

     Company's annual audited financial statements and related footnotes, including any comments or recommendations of the independent auditors and any difficulties encountered by the independent auditors in obtaining the information necessary to perform its audit and the independent auditors' judgments about the quality, not just the acceptability, of the accounting principles used by the Company.

     B. The Company's Internal Audit Department.

     The Company's internal audit department shall review with the Audit Committee the scope of the internal audit department's audit plan, its budget and staffing, including the adequacy of the Company's internal financial reporting and auditing processes.

     C. The Company's Senior Management.

          (i) Prior to the Company filing with the Securities and Exchange Commission (the "SEC") the Company's Annual Report on Form 10-K, senior management of the Company (which shall include the Company's principal financial officer and principal accounting officer, as those terms are defined by the SEC) shall bring to the attention of and discuss with the Audit Committee: (a) the Company's annual financial statements and related footnotes; (b) any comments from or recommendations by the independent auditors regarding such statements; (c) any material proposed changes in the Company's accounting principles; (d) any significant comments received by the Company from the SEC regarding accounting matters; and (e) the accounting treatment of transactions, if any, that senior management deems to be unusual.

          (ii) Senior management shall confirm to the Audit Committee that the independent auditors have performed the required pre-filing review of the Company's unaudited quarterly financial statements to be included in the Company's Quarterly Reports on Form 10-Q.

     D. Annual Review of Charter.

     Recognizing that auditing and accounting standards change over time and that the Company's business changes over time, the Audit Committee shall review this Charter at least annually to ensure its adequacy and applicability, and, when appropriate, shall recommend to the Board changes to this Charter.

     E. Committee Report for Inclusion in Proxy Statement.

     The Audit Committee shall draft a Committee Report for inclusion in the Company's Proxy Statement, stating whether the Audit Committee: (a) has reviewed and discussed the audited annual financial statements with senior management;
(b) has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented; (c) has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and (d) has, based upon the reviews and discussions referred to in (a), (b) and (c) above, recommended to the Board that the financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

V. AUTHORITY TO RETAIN OUTSIDE EXPERTS.

     The Audit Committee shall have the authority to retain outside experts, including, but not limited to, law firms or auditing firms that are unaffiliated with the Company, as the Audit Committee deems necessary or appropriate.

                        [Printed on recycled paper LOGO]

                         STORAGE TECHNOLOGY CORPORATION
                              AMENDED AND RESTATED
                        1987 EMPLOYEE STOCK PURCHASE PLAN

                           AMENDED AS OF MARCH 7, 2001

         1. Recitals. On February 2, 1982, Storage Technology Corporation, a Delaware corporation (together with its Subsidiary Corporations, hereinafter referred to, unless the context otherwise requires, as the "Company"), established the Storage Technology Corporation 1982 Employee Stock Purchase Plan. Such plan was subsequently amended and restated by the Board of Directors (the "Board") on June 15, 1987 and renamed the Storage Technology Corporation 1987 Employee Stock Purchase Plan. Under the provisions of Paragraph 19, the Company reserved the power, through its Board of Directors, to amend the plan from time to time, subject in certain instances to approval of the Company's stockholders. Pursuant to that power, the plan was amended and restated in its entirety on December 14, 1995 and was approved by the stockholders of the Company on May 30, 1996. The plan was further amended on September 23, 1997 and December 19, 1997, and these amendments were approved by the shareholders of the Company on May 21, 1998. The plan was further amended on September 16, 1999 and March 7, 2001, and is effective as of March 7, 2001. The Storage Technology Corporation 1987 Employee Stock Purchase Plan, as amended and restated through March 7, 2001, is referred to as the "1987 Plan" or the "Plan".

         2. Purposes. The 1987 Plan is intended to provide a method whereby employees of the Company will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the $.10 par value voting Common Stock of the Company (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         3. Definitions.

                  (a) "Account" means an Employee's interest in the Segregated Account based on the contributions made thereto and the interest earned thereon.

                  (b) "Base Pay" means, at the Employee's election, either: (i) an Employee's rate of base salary (before deduction for contributions to plans maintained pursuant to Sections 401(k) and 125 of the Code) in effect during the Offering Period, but EXCLUDING payments for overtime, shift premium, incentive compensation, bonuses, and other similar payments; or (ii) Employee's rate of base salary (before deduction for contributions to plans maintained pursuant to Sections 401(k) and 125 of the Code) in effect during the Offering

Period, EXCLUDING payments for overtime, shift premium, incentive compensation, bonuses, and other similar payments, but INCLUDING all payments for bonuses, incentive compensation and various forms of commissions. Base Pay shall also include payments for short-term disability.

                  (c) "Committee" means the Compensation Committee of the Company's Board of Directors or such other committee as is designated by the Board of Directors to administer the Plan.

                  (d) "Employee" means any person who is a Regular Employee (per CP-3-3-14) customarily employed for more than 20 hours per week and more than five months in a calendar year by Storage Technology Corporation or any Subsidiary Corporation.

                  (e) "Offering Commencement Date" shall mean January 1, 1991 and each following November 1 and May 1 thereafter, unless otherwise specified by the Committee.

                  (f) "Offering Periods" shall mean the period commencing January 1, 1991 and ending October 31, 1991 and thereafter the periods commencing each November 1 and May 1 and ending on the next following April 30 and October 31, respectively. The duration of Offering Periods may be changed pursuant to Paragraphs 5 and 21 of this Plan.

                  (g) "Offering Termination Date" shall mean October 31, 1991 and each following April 30 and October 31 thereafter, unless otherwise specified by the Committee.

                  (h) "Segregated Accounts" shall mean the depository accounts established by the Company and by Subsidiary Corporations for collection of Employee contributions to the Plan.

                  (i) "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a subsidiary corporation with respect to the Company as that term is defined in Section 425 of the Code, and (ii) is designated as a participant in the Plan by the Committee described in Paragraph 14.

                  4. Eligibility

                  (a) Participation in the Plan is completely voluntary. An Employee will be eligible to become a participant in each Offering Period if employed by the Company on or before 15 days prior to the applicable Offering Commencement Date.

                  (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan:

                           (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any Employee); or

                           (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Corporations to accrue at a rate that exceeds $25,000 of the fair market value of the stock (determined at the time each option is granted) for each calendar year in which such option is outstanding; or

                           (iii) for shares in excess of 25,000 in respect of any Offering Period, provided that this limitation is subject to increase or decrease by the Committee prior to the commencement of any Offering Period in respect of such Offering Period.

         5.       Plan Offerings.

                  (a) The Plan is authorized to issue a total of 15,200,000 shares of Common Stock, of which 3,000,000 shares are contingent upon shareholder approval at the 2001 Annual Meeting of Stockholders.

                  (b) The Plan will be implemented by consecutive Offering Periods, with a new Offering Period commencing on each Offering Commencement Date and ending on the next Offering Termination Date, or on such other dates as the Committee shall determine prior to the commencement of the relevant Offering Period, and continuing until terminated in accordance with Paragraph 19 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement and termination dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

                  (c) The Committee may determine in its sole discretion from time to time to fix a maximum number of shares of Common Stock of the Company, including any unsold balances from earlier Offering Periods (subject to adjustment upon changes in the capitalization of the Company in accordance with Paragraph 18 hereof) that shall be issued during any one Offering Period. If the Committee fixes a maximum number of shares per Offering Period, the maximum number of shares to be issued in respect of any Offering Period may from time to time be increased or decreased by the Committee prior to the commencement of the affected Offering Period within the limits of the total shares then available under the Plan.

                  (d) Participation in any Offering Period under the Plan shall neither limit, nor require, participation in any other Offering Period (except as set forth in paragraphs

4(b)(i) and 4(b)(ii) hereof).

         6.       Participation.

                  (a) An eligible Employee may become a participant by enrolling and authorizing payroll deductions on an Interactive Voice Response system ("IVR") in such manner as is prescribed by the Company or, if such Employee does not have access to IVR, by completing an authorization for payroll deduction on the form provided by the Company and filing it with the department designated by the Company or the designated country coordinator by the deadline established by the Company, which must precede the first day of the Offering Period for which the participant enrolls.

                  (b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when an authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering Period to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 11.

         7.       Payroll Deductions.

                  (a) At the time a participant enrolls and authorizes payroll deductions, the participant shall elect to have deductions made from his or her Base Pay and deposited in a Segregated Account during the time the Employee is a participant in an Offering Period. Deductions can be made at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10% of Base Pay.

                  (b) All payroll deductions made for a participant shall be transferred to a Segregated Account as soon as practicable. For administrative convenience, the Company may offset amounts advanced by the Company to pay participant withdrawals pursuant to Paragraph 11 against amounts of payroll deductions otherwise payable into the Segregated Account. A participant may not make any separate cash payments into the Segregated Account. The Company shall maintain appropriate accounting records to reflect at all times the interest and total deductions of all participants in the Segregated Account.

                  (c) A participant may discontinue participation in the Plan as provided in Paragraph 11, but no other change can be made during an Offering Period and, specifically, a participant may not alter the rate of payroll deductions for that Offering Period.

         8.       Terms and Conditions of Options.

                  (a) On the applicable Offering Commencement Date, when a participant's authorization for a payroll deduction becomes effective, the participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock, subject to the limitations pursuant to Paragraph 4(b) above, equal to the lesser of: (a) the Option Price (as defined below) divided into the Employee's total deductions under the Plan in respect of the Offering Period or
(b) the Employee's pro-rata share of all shares available for issuance under the Plan for that Offering Period, determined pursuant to Paragraph 13, below.

                  (b) The option price per share (hereinafter "Option Price") of Common Stock purchased with payroll deductions made during each Offering Period shall be the lesser of:

                           (i) 85% of the closing price per share of the Common Stock as quoted in The Wall Street Journal for the applicable Offering Commencement Date (or on the next business date on which shares of the Common Stock shall be traded on the New York Stock Exchange in the event that no shares of the Common Stock shall have been traded on the Offering Commencement Date); or

                           (ii) 85% of the closing price per share of the Common Stock as quoted in The Wall Street Journal for the applicable Offering Termination Date (or for the next preceding business date on which shares of the Common Stock shall be traded on the New York Stock Exchange in the event that no shares of the Common Stock shall have been traded on the Offering Termination Date).

                  (c) The Committee may determine in its sole discretion from time to time to issue fractional shares under the Plan. If the Committee determines not to issue fractional shares, any accumulated payroll deductions that would have been used to purchase fractional shares shall be (i) automatically credited to each participant's Account and applied towards his or her option to purchase shares in the next successive Offering Period, or (ii) returned to each participant promptly following the termination of the Offering Period, as may be determined by the Committee. Any accumulated payroll deductions that are in excess of the limitations of Paragraph 8(a), together with any net income of the Segregated Account allocable to each participant, and the amount referenced in item (ii) above, shall be returned to each participant promptly following the termination of an Offering Period.

         9. Exercise of Option. Unless a participant withdraws in accordance with Paragraph 11, his or her option to purchase Common Stock with payroll deductions made during any Offering Period will be deemed to have been exercised automatically on the applicable Offering Termination Date, for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions will purchase at the applicable Option Price (but not in excess of the number of shares for which options have been granted to the participant pursuant to Paragraph 8(a)), and any excess in his or her Account at that time will be returned to the participant, together with any net income of the Segregated

Account allocable to his or her Account, as provided in Paragraph 13.

         10. Delivery. As promptly as practicable after the Offering Termination Date of each Offering Period, the Company will deliver to a broker designated by the Committee to hold shares for the benefit of the participants the shares of Common Stock purchased upon the exercise of the participant's option. As may be determined by the Committee in its sole discretion from time to time, such shares shall be delivered by physical certificates or by means of a book entry system. A participant may instruct any such designated broker to sell shares purchased upon exercise of the participant's option at any time, subject to applicable securities laws; provided, that the Committee (i) may restrict a participant's right to transfer shares to another brokerage, institution, or any other person (including the participant) during the initial 24 months following the Offering Commencement Date in which the shares were purchased, and (ii) may determine that, for purposes of Section 423(b)(8)(B) of the Internal Revenue Code, the shares were sold if a participant transfers shares to another brokerage or financial institution, or any other person (including the participant) during the initial 24 months following the Offering Commencement Date in which shares were purchased, unless the participant notifies the Company in writing that a sale did not occur.

         11.      Withdrawal and Termination.

                  (a) Prior to the 15th day of the month before the applicable Offering Termination Date, any participant may withdraw payroll deductions and net earnings thereon credited to the participant by following the procedures specified by the Company for effecting a withdrawal on the IVR system or, if the participant does not have access to IVR, by giving written notice of withdrawal to the department designated by the Company or the designated country coordinator. As promptly as practical after the participant's withdrawal, the payment to the participant of all the participant's payroll deductions credited to his or her account, together with any net earnings of the Segregated Account allocable to the participant's Account shall be made. No further payroll deductions for such participant will be made during such Offering Period. The Company may, for administrative convenience, elect to pay to participants (or beneficiaries) the amount of any withdrawals and earnings thereon and may then offset the amount of any such payments against payroll deductions otherwise payable to the Segregated Account. The Company may, at its option, treat any attempt to borrow by a participant on the security of the accumulated payroll deductions allocated to the participant's Account as an election under this Paragraph 11(a) to withdraw such amounts from the Segregated Account.

                  (b) A participant's withdrawal from any Offering Period will not have any effect upon eligibility to participate in any subsequent Offering Period or in any similar plan that may hereafter be adopted by the Company.

                  (c) Upon termination of the participant's employment with the Company for any reason (including retirement but excluding death or, in certain cases, disability while in the employ of the Company) on or prior to the last day of the last full payroll period immediately preceding an Offering Termination Date, the payroll deductions credited to the participant, together with any net earnings of the Segregated Account allocable to his or her Account, will be returned to the participant, or, in the case of a participant's death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 15. For purposes of the Plan, a participant shall be considered disabled if the Company determines that the participant is unable to perform the usual and customary requirements of his or her job with the Company and will be unable to do so for at least six months; provided, however, that such determination is subject to review by the Committee at its discretion.

                  (d) Upon termination of the participant's employment because of death or disability prior to the Offering Termination Date, the participant or the participant's beneficiary (as defined in Paragraph 15) shall have the right to elect, by written notice given to the Company's General Counsel prior to the expiration of the period of 90 days commencing on the date of death or disability of the participant, and prior to the Offering Termination Date, either

                           (i) to withdraw all of the payroll deductions credited to the participant, together with any net earnings of the Segregated Account allocable to his or her Account, or

                           (ii) to exercise the participant's option to purchase of Common Stock for the then current Offering Period on the Offering Termination Date for the purchase of the number of full shares of Common Stock that the amount allocated to the participant's Account at the date of the participant's death or disability will purchase at the applicable Option Price, and any excess credited to such Account will be returned to said participant or his or her beneficiary.

         In the event that no such written notice of election shall be duly received by the office of the Company's General Counsel within the required time period, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant, together with the net earnings of the Segregated Account allocable to his or her Account at the date of the participant's death or disability, and the same will be paid promptly to said participant or beneficiary. Notwithstanding the foregoing, if a participant's employment with the Company and any Subsidiary Corporation terminates because of disability more than three months prior to the Offering Termination Date, the provisions of this Paragraph 11(d) shall not apply and the provisions of Paragraph 11(c) shall apply to such participant.

         12.      Income and Accounting.

                  (a) Separate accounts shall not be established by the Company for Employees who participate in the Plan. The Employee's payroll deductions shall be transferred to the Segregated Account as soon as practical after each pay period and credited to the participant.

                  (b) Each participant shall share proportionately in the income and expense of the Segregated Account and any net income shall be taxable to the participant, who shall be responsible for paying any income or other taxes applicable thereto.

         13.      Stock.

                  (a) If the Committee, in its sole discretion, fixes a maximum number of shares that shall be made available for sale under the Plan during any Offering Period, such number of shares may be adjusted if less than the number of shares that may be specified by the Committee with respect to any Offering Period are purchased during any Offering Period. In such event, the number of shares not purchased in the Offering Period may be carried over and made available for sale under the Plan during any subsequent Offering Period. If the total number of shares subject to options that would otherwise be exercised on any Offering Termination Date in accordance with Paragraph 9 exceeds the maximum number of shares available for sale, subject to adjustment as aforesaid, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to each participant, together with the net earnings of the Segregated Account allocable thereto, shall be returned to him or her as promptly as possible.

                  (b) A participant will have no interest in Common Stock covered by the participant's option until such option has been exercised. Participants in the Plan shall have no rights as stockholders with respect to any shares covered by the Plan until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan or in the corporate action relating to such event, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  (c) Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant.

                  (d) The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon the New York Stock Exchange, and that either

                      (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall have become effective, or

                      (ii) the participant shall have represented in form and substance satisfactory to the Company that it is the participant's intention to purchase for investment the shares being purchased under such option.

         14. Administration. The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan or any Segregated Account agreement and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final concurrence of the Board of Directors of the Company. Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rules, regulations or interpretations adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee or the Board of Directors.

         15. Designation of Beneficiary. A participant may file with the Company, pursuant to rules adopted by the Committee, a written designation of a beneficiary who is to receive any Common Stock and/or cash pursuant to the provisions of the Plan in the event of the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock to such beneficiary and/or pay any cash in the participant's Account in the Segregated Account to the beneficiary, as may be required under the provisions of Paragraph 11(d). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall cause such cash to be paid to the person or persons or the entity duly designated by the participant, as shown on the Company's records, as his or her beneficiary for the proceeds of Company paid life insurance. In the absence of such a beneficiary who is living at the time of the participant's death, the Company shall cause such cash to be paid to the executor or administrator of the estate of the participant, or if no such executor or administrator of the estate has been appointed (to the knowledge of the Company), the Company, in its discretion, may cause such cash to be paid to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock or in amounts credited to the participant's Account.


         16. Transferability. Neither payroll deductions credited to a participant, nor earnings thereon, nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 11.

         17. Ownership of ESPP Assets. All contributions paid into Segregated Accounts shall be the property of the respective participants in the Plan and the Company shall have no interest in such amounts while held in the Segregated Account.

         18. Effect of Changes in Capital Structure. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, or subdivision, or if the Company takes any other action of a similar nature affecting such Common Stock (excluding, however, any reorganization under the United States Bankruptcy
Code), then the number and class of shares of Common Stock that may thereafter be optioned, or the rights assigned thereto (in the aggregate and to any participant), shall be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares that may thereafter be purchased pursuant to such option and the Option Price shall be adjusted, in each case to such extent and in such manner, if at all, as may be determined by the Board upon the recommendations of the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve unimpaired the rights of the holder of such option.

         19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted without prior approval of the stockholders of the Company if such approval is required under the laws or regulations administered by the U.S. Treasury (including Section 423 of the Code), the Securities and Exchange Commission (including Rule 16b-3), any other agency of the U.S. Government, or the New York Stock Exchange, or any other exchange or system on which the Company's stock is then registered or traded.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the General Counsel of the Company.

         21. Dissolution, Merger or Asset Sale.

             (a) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

             (b) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Offering Termination Date (the "New Offering Termination Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Termination Date, that the Offering Termination Date for the option held by the participant has been changed to the New Offering Termination Date and that such option shall be exercised automatically on the New Offering Termination Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Paragraph 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

         22. Effective Date of Offering Periods. Offerings may commence under the Plan prior to approval by the stockholders of any amendments or restatements under Paragraph 19 above, but no Common Stock requiring stockholder approval may be purchased hereunder unless and until the requisite stockholder approval has been received.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                         STORAGE TECHNOLOGY CORPORATION
                       2001 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Patrick J. Martin, Jeffrey M. Dumas, Robert S. Kocol and Thomas G. Arnold, and each of them, as the lawful agents and proxies of the undersigned (with full power of substitution), to represent the undersigned and to vote, as specified herein, all shares of the Common Stock of Storage Technology Corporation (the "Company") standing in the undersigned's name as of the record date at the Annual Meeting of Stockholders of Storage Technology Corporation to be held on May 24, 2001, and any adjournment or postponement thereof, and, in their discretion, upon such other matters that may properly come before the meeting.

         TO VOTE BY INTERNET OR BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE THIS CARD ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL OF THE MANAGEMENT'S NOMINEES FOR DIRECTOR, FOR MANAGEMENT'S PROPOSAL 2, AND AGAINST THE STOCKHOLDERS' PROPOSAL.

                         (To Be Signed on Reverse Side)

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
         "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND
                             "AGAINST" PROPOSAL 3.


1.  Election of Directors


    James R. Adams      William L. Armstrong  William R. Hoover  William T. Kerr
    Robert E. La Blanc  Robert E. Lee         Patrick J. Martin  Richard C. Steadman

    [ ] FOR All Nominees (except as indicated below)

    [ ] WITHHOLD from all Nominees

    [ ] WITHHOLD AUTHORITY to vote for the nominees listed below:


        -----------------------------------------------------------------------


2. Approval of an amendment to the Company's Amended and Restated 1987 Employee Stock Purchase Plan to reserve an additional 3,000,000 shares of Common Stock for issuance thereunder.


             FOR [ ]               AGAINST [ ]              ABSTAIN [ ]

3. Approval of a stockholders' proposal regarding an amendment to the Company's Certificate of Incorporation and Bylaws to permit cumulative voting for the election of Directors.

             FOR [ ]               AGAINST [ ]              ABSTAIN [ ]


In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting.

                                            PLEASE MARK, DATE, SIGN AND RETURN
                                            THIS PROXY PROMPTLY USING THE
                                            ENCLOSED PRE-PAID ENVELOPE.

                                            -----------------------------------

                                            -----------------------------------
                                                        SIGNATURE(S)

                                            -----------------------------------
                                                            DATE

                                            Please mark, date and sign this
                                            Proxy exactly as your name appears
                                            hereon. In case of joint ownership,
                                            each joint owner should sign. If you
                                            are acting as a trustee, executor,
                                            attorney-in-fact or in some other
                                            representative capacity, please
                                            indicate beneath your signature your
                                            title and for whom you are signing
                                            this Proxy.

                               VOTING INSTRUCTIONS

                             YOUR VOTE IS IMPORTANT
                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Vote by Internet at the Internet address: http://www.voteproxy.com. Have your control number available when you access the web page.

2. Vote by telephone at toll-free number: 1-800-PROXIES (1-800-776-9437). Have your control number and proxy card available when you call.

3. Mark, sign and date the proxy card and return promptly in the enclosed envelope.

Voting your Proxy over the Internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated.

Option 1: Vote over the Internet

1.  Read the accompanying Proxy Statement.

2.  Have your 11-digit control number located on your voting ballot available.

3.  Point your browser to http://www.voteproxy.com

4.  Follow the instructions to cast your vote.

Option 2: Vote by telephone

1.  Read the accompanying Proxy Statement.

2.  Have your 11-digit control number located on your voting ballot available.

3. Using a touch-tone phone, call the toll-free number shown on the voting ballot.

4.  Follow the recorded instructions.

Option 3: Vote by mail

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enclosed paper ballot if you are voting using the Internet or telephone.